Exhibit 10.13

FORM OF CONTRIBUTION AGREEMENT

OF

NSA OP, LP

[Insert Name of Contributor(s) and Portfolio/Property Name]

DATED                   , 201[   ]

CONTRIBUTION AGREEMENT OF

NSA OP, LP

([Insert Portfolio/Property Name])

THIS AGREEMENT (the “Agreement”) is dated as of the          day of                         , 2014 and effective as of                         , 201[   ] (the “Effective Date”), by and between the following parties:

1.                                      [                      ], [a [                          ] [                      ]] [an individual residing at] [                                                    ] [INSERT NAME OF EACH CONTRIBUTOR] [collectively,] the “Contributor”); and

2.                                      NSA OP, LP, a Delaware limited partnership (“NSA”)[; and][.]

3.                                      [NSA [          ], LLC, a Delaware limited liability company, an indirectly wholly owned subsidiary of NSA (“NSA Partner”).]

RECITALS

(A).                            NSA is currently operating pursuant to that certain [Second Amended and Restated Limited Partnership Agreement of NSA OP, LP dated as of December 31, 2013], as amended and restated from time to time (the “NSA LP Agreement”).

(B).                                                [The Contributor currently beneficially and legally owns [100% of][the Class Y Units] the [limited liability company] [limited[general] partnership] interest (“Contributed Interest”) in                               , a [            ] [limited liability company][limited partnership] (the [“Property Owner”][Tenant]).

(C).                            [The [Property Owner][Tenant][Contributor] [owns][holds a leasehold interest in] and operates the property located on the land described on Exhibit B attached hereto.]

(D).                            The Contributor desires to contribute the [Contributed Interest][Property] to NSA in exchange for [a combination of] [Class A units of limited partnership interest in NSA (the “Class A NSA Units”) and/or [Series        ] Class B units of limited partnership interest in NSA (the “Class B NSA Units”)] pursuant to the terms and conditions set forth herein.

(E).                             Each of the parties hereto has been advised by the other parties and acknowledges that such other parties would not be entering into this Agreement and the NSA LP Agreement without the representations, warranties and covenants which are being made and agreed to herein by each party hereto and that such parties are entering into this Agreement in reliance on such representations, warranties and other covenants.

(F).      The parties hereto desire to confirm certain agreements as set forth herein regarding the contribution of the [Contributed Interest][Property] to NSA and the issuance of the [Class A NSA Units and Class B NSA Units] to Contributor and/or cash as described herein.

NOW, THEREFORE, in consideration of mutual promises and other good and valuable consideration, the receipt and sufficiency which are hereby mutually acknowledged, the parties hereto agree as follows:

Article 1

Definitions

1.1.                            Definitions.  The following terms as used in this Agreement shall have the meanings attributed to them as set forth below unless the context clearly requires another meaning.  Other capitalized terms used herein shall, unless the context otherwise requires, have the meanings assigned such terms herein.

“Accredited Investor” means a Person who qualifies as an “accredited investor” under Rule 501(a) of Regulation D of the Securities Act.

“Accredited Investor Questionnaire” means an Accredited Investor Questionnaire in the form attached as Exhibit I hereto.

“Action” means any claim, suit, litigation, labor dispute, arbitration, investigation or other action or proceeding.

“Affiliate” means, with respect to any Person, any other Person that (a) directly, or indirectly through one or more intermediaries, owns, Controls, is Controlled by or is under common Control with a specified Person or (b) is a family member of a specified Person.

“Agreement” has the meaning set forth in the Introductory Paragraph hereof.

“Anti-Terrorism Laws” has the meaning set forth in Section 4.1(j).

“Appurtenances” means any and all rights, licenses, privileges and easements appurtenant to the Property, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under and that may be produced from the Land relating to such Property, as well as all currently existing and future development rights, land use entitlements and rights in off-site facilities and amenities servicing the Land or the Improvements relating to such Property, including, without limitation, building permits, licenses, permits and certificates, utility commitments, air rights, water, water rights, riparian rights and water stock relating to the Land relating to such Property and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and all of the Contributor’s right, title and interest in and to all roads, easements, rights of way, strips or gores and alleys adjoining or servicing the Land relating to such Property.

“Authority” means a governmental body or agency having jurisdiction over the Contributor, [Property Owner,][Tenant,] NSA, [NSA Partner] or the Property.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Class A NSA Units” has the meaning set forth in the Recitals.

“Class B NSA Units” [has the meaning set forth in the Recitals.][means Class B units of limited partnership interest in NSA.]

“Closing” and “Closing Date” have the meaning set forth in Section 2.2.

“Closing Statement” has the meaning set forth in Section 3.2(d).

“Code” means the Internal Revenue Code of 1986, as in effect from time to time.  Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Contracts” means, subject to the terms of this definition below, all contracts, undertakings, commitments, agreements, obligations, guarantees and warranties relating to the Property, (i) to which [any of] the Contributor [and/or [Property Owner][Tenant] (or] any of [Contributor’s][Property Owner’s][Tenant’s] agents) is a party or (ii) by which any of the Contributor[, the Property Owner][,Tenant] or the Property is bound.  “Contracts” includes, without limitation, utility contracts, management contracts, construction contracts, maintenance and service contracts, parking contracts, employment contracts, equipment leases and brokerage and leasing agreements, but excludes the Leases (as defined below) and the documents evidencing the Existing Mortgage Debt.

[“Contributed Interest” has the meaning set forth in the Recitals.]

“Contribution Value” means an amount computed and set forth on the Closing Statement equal to the Gross Contribution Value less the Existing Mortgage Debt and other debts and obligations relating to the Property (other than contingent liabilities) and plus or minus (as applicable) the amount of prorations and adjustments required by Article 6.

“Contributor” has the meaning set forth in the Introductory Paragraph hereof.

[“Contributor Partnership Agreement” means that certain [                    ] of [                    ] dated as of the Effective Date.]

“Contributor Representative” has the meaning set forth in Section 2.5.

“Contributor’s Share” with regard to the Contribution Value is equal to the percentage (as determined by NSA) of the Contribution Value that would be distributed to Contributor had the Property been sold at the Closing for its Gross Contribution Value and the net proceeds from the sale, after payment of the Existing Mortgage Debt and other debts and obligations of the [Property Owner] [Tenant]  (other than contingent liabilities) and taking into account the amount of prorations and adjustments required by Article 6, were distributed to the [equity owners of the [Property Owner][Tenant]][Contributor].

“Contributor Indemnified Parties” means the Contributor.

“Contributor Representative”  has the meaning set forth in Section 2.5.

“Control” (including the terms “Controlling”, “Controlled by” and “under common Control with”) means, with respect to a Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

[“Current Insurance Policies” has the meaning set forth in Section 5.3.]

“Debt” means, as to any Person, (i) all obligations of such Person for borrowed money (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured, and convertible debt) but not including trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (iv) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all obligations of such Person under leases which have been or are required to be, in accordance with GAAP, recorded as capital leases, (vii) all indebtedness secured by any Lien on any property or asset owned by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, and (viii) all guarantees by such Person of the Debt of any other Person, except indebtedness, in each instance, for trade payables and other customary and ordinary expenses in the ordinary course of business.

[“Effective Date” has the meaning set forth in the preamble hereof.]

“Environmental Laws” has the meaning set forth in Section 4.1([h][i]).

[“Existing Lender” means collectively, the current lender(s), servicer(s), and/or rating agencies under the Existing Mortgage Debt and the Existing Loans.]

“Existing Loans” has the meaning set forth in Section 4.1(n).

“Existing Mortgage Debt” means the secured Debt presently encumbering the Property as set forth on Schedule 4.1(o)-1 attached hereto.

“Facilities Portfolio” has the meaning set forth in the NSA LP Agreement.

“Facilities Portfolio Management Agreement” means a management agreement for the provision of management and/or similar services with respect to the Facilities Portfolio (including the Property) in the form attached as Exhibit C to this Agreement.

“Financial Statements” has the meaning set forth in Section 4.1(k).

“Fundamental Representations” means each of the representations and warranties set forth in Sections 4.1(a), [Section 4.1(b),] the first and second sentences of Section 4.1(c),

[Section 4.1(s), Section 4.1(t)], Section 4.1(u), Section 4.1(v), Section 4.1(w), Section 4.1(x), Section 4.1(y), Section 4.1(z), Section 4.1(aa) and Section 4.1(bb).

“GAAP” means accounting principles generally accepted in the United States.

“General Partner” means National Storage Affiliates Trust, a Maryland real estate investment trust.

“Governmental List” has the meaning set forth in Section 4.1([i][j]).

“Gross Contribution Value” has the meaning set forth on Exhibit A.

“Ground Lease” means that certain [Lease] dated [        ] by and between [        ].

“Hazardous Materials” means (i) any chemical, material or substance at any time defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “acutely hazardous waste,” “radioactive waste,” “biohazardous waste,” “pollutant,” “toxic pollutant,” “contaminant,” “restricted hazardous waste,” “infectious waste,” “toxic substances,” or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including, without limitation, harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity,” or “EP toxicity” or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) any urea formaldehyde foam insulation; (viii) any electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) any pesticides; (x) any radon gas and (xi) any other chemical, material or substance designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Indemnitee” has the meaning set forth in Section 8.3(a).

“Indemnitor” has the meaning set forth in Section 8.3(a).

“Intangibles” means all intangible property owned and in possession of the [Contributor][Property Owner][Tenant] in connection with the ownership, use, operation or development of the Property, including, without limitation: (i) the Contracts, (ii) the Leases, all guaranties of the Leases, all security deposits or letters of credit under the Leases, all other security, if any, under the Leases and any rent prepaid under the Leases, and (iii) all Other Rights.

“Land” means the land described on Exhibit B.

“Law” or “Laws” has the meaning set forth in Section 4.1([c][d]).

“Leases” means all customer leases, licenses and rental agreements for storage units at the Property (including, without limitation, all amendments, modifications, agreements, records,

substantive correspondence and other documents affecting in any way a right to occupy any portion of the Property).

“Licenses” has the meaning set forth in Section 4.1([c][d]).

“Liens” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest or any preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), and any obligations under capital leases having substantially the same economic effect as any of the foregoing.

“Loss” or “Losses” means any and all direct claims, losses, damages, costs, liabilities, fines, penalties, deficiencies, diminution of value, causes of action and expenses, including, without limitation, attorney’s fees and disbursements, and exclusive of all contingent or consequential items.

“Notice” has the meaning set forth in Section 8.3(a).

“NSA” means NSA OP, LP, a Delaware limited partnership.

[“NSA Partnership Units” means collectively, the Class A NSA Units and Class B NSA Units.]

[“NSA Partner” has the meaning set forth in the Recitals.]

“NSA Indemnified Parties” means NSA, the General Partner, the Parent and their respective subsidiaries, Affiliates, officers, managers, members, employees, lenders, representatives and agents.

“NSA LP Agreement” has the meaning set forth in the Recitals.

“Organizational Documents” means with respect to the Contributor (if a legal entity) [or the Property Owner][Tenant], collectively: (i) the articles of organization for such Person, (ii) the operating agreement for such Person, and (iii) any certificate of qualification or foreign entity registration for such Person (together with all supplements, amendments, modifications, consents and waivers related to any of the foregoing).

“Other Rights” means any Licenses, warranties, guaranties or other rights relating to the ownership, use, operation or development of the Property to the extent transferable.

“Parent” shall mean National Storage Affiliates Holdings, LLC, a Delaware limited liability company.

[“Partnership Unit Designation” means that certain Partnership Unit Designation of Series [    ] Class B OP Units of NSA OP, LP.]

“Permitted Exceptions” means, with respect to the Property, those exceptions to title to the Property and those encumbrances on the Personal Property existing as of the Effective Date as set forth on the title report obtained by NSA and set forth on Exhibit D, matters of record and all other matters which would be disclosed by an accurate survey and inspection of the Property, zoning laws, the liens of real estate taxes and assessments for 201[  ] and subsequent years; and all rights of tenants, as tenants only under the Leases, to use or occupy storage units at the Property.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Personal Property” means all tangible personal property owned by the Contributor [and/or the [Property Owner][Tenant]] located at or in or used in connection with the Property as of the date of this Agreement or the Closing Date.

“Phase I Assessment” has the meaning set forth in Section 5.14.

“Prohibited Person” has the meaning set forth in Section 4.1(j).

“Property” means, individually and collectively, all Real Property, Personal Property and Intangibles.  All references in this Agreement to the Property shall be deemed to refer to all or any portion of the Property.

[“Property Owner” has the meaning set forth in the Recitals.]

“Proration Date” shall mean the Closing Date.

“Real Property” shall mean the Land, together with all Appurtenances and improvements thereon.

“Related Agreements” means, collectively, all documents to be executed and delivered in connection with this Agreement, including, without limitation, the NSA LP Agreement, [the Partnership Unit Designation,] the Registration Rights Agreement, the Facilities Portfolio Management Agreement and any other documents referred to in Article 3.

“Rent Roll” has the meaning set forth in Section 4.1([e][f]).

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time, and any applicable rules and regulations promulgated thereunder.  Any reference herein to a specific section or sections of the Securities Act shall be deemed to include a reference to any corresponding provision of future law.

“Subsidiary” means, with respect to any Person, any other Person (which is not an individual) of which a majority of (i) the Voting Interests or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Survey” has the meaning set forth in Section 5.14.

“Taxes” has the meaning set forth in Section 4.1(l).

[“Tenant” has the meaning set forth in the Recitals.]

“Title Policy” has the meaning set forth in Section 5.14.

“Voting Interests” means with respect to any Person, ownership interests, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

1.2.                            Rules of Application.  The definitions in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The words “herein,” “hereof,” “hereunder” and similar terms shall refer to this Agreement, unless the context otherwise requires.

Article 2
Contribution of [Contributed Interest][the Property]

2.1.                            Contributions.  The Contributor agrees to [contribute][convey] and transfer [title to] the [Contributed Interest][Property] to NSA [Partner] on the Closing Date free and clear of all Liens, subject to the terms and conditions of this Agreement.  In consideration of such [contribution][conveyance] and transfer, and in reliance on the representations and warranties of the Contributor contained in or made pursuant to the terms of this Agreement, NSA agrees to issue to the Contributor at the Closing an aggregate number of [Class A NSA Units][NSA Partnership Units (comprising Class A NSA Units and/or Class B NSA Units, as applicable]) that are equal to (i) Contributor’s Share of the Contribution Value set forth on the Closing Statement, divided by (ii) [$          ].  The Contribution Value (and therefore the number of [Class A NSA Units][NSA Partnership Units] that the Contributor receives) shall be subject to adjustment pursuant to the prorations and adjustments described in this Agreement. The number of Class A NSA Units [and/or Class B NSA Units, as applicable], to be issued to the Contributor shall be determined by agreement between the Contributor Representative and NSA. The Contributor[, NSA Partner] and NSA may agree, (1) in connection with the Closing, to pay the Contributor a cash amount, to be mutually agreed in writing, in lieu of the issuance of [[Class A NSA Units]][NSA Partnership Units] or (2) in connection with or following the Closing, to allow the Contributor to sell Contributor’s Class A NSA Units [and/or Class B NSA Units] to NSA, [NSA Partner] or its designee in exchange for cash at a price per Unit to be mutually agreed in writing.

2.2.                            Closing Date.  Unless this Agreement is sooner terminated or extended pursuant to its terms or unless otherwise agreed to in writing by the Contributor and NSA, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on [          ] (the “Closing Date”), provided that, subject to Section 2.3, NSA shall have the right to extend the Closing Date to a date following the time that the conditions to Closing set forth herein have been satisfied or waived by the parties.

2.3.                            Termination.  Notwithstanding anything to the contrary contained herein or in any Related Agreements, this Agreement may be terminated at any time prior to the Closing, as follows:

(a)                                 By mutual consent of all the parties;

(b)                                 [By either party, if the Closing has not occurred by [        , 201  ]];

(c)                                  By NSA pursuant to Section 3.1;

(d)                                 By NSA pursuant to Section 9.1;

(e)                                  By the Contributor pursuant to Section 3.3; or

(f)                                   By the applicable party pursuant to Article 7.

Any party electing to terminate this Agreement pursuant to this Section shall provide written notice to the other party of such election and the reason for terminating this Agreement and the termination of this Agreement shall be effective upon the non-issuing party’s receipt of the termination notice.  Upon termination pursuant to this Section 2.3, no party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives the termination of this Agreement.

2.4.                            Grant of Power of Attorney to General Partner of NSA. By executing this Agreement, the Contributor hereby irrevocably constitutes and appoints the General Partner (or a substitute appointed by the General Partner) as his, her or its attorney-in-fact, proxy and agent with full power of substitution on the terms and for the purposes set forth in Section 2.5 of the NSA LP Agreement and to take any and all actions and execute and deliver any of the following agreements on such Contributor’s behalf and in such Contributor’s name: (i) the NSA LP Agreement and any amendment to the NSA LP Agreement entered into in connection with the transactions contemplated in this Agreement or the Related Agreements (including the power of attorney included in the NSA LP Agreement), (ii) [the Contributor Interest Assignment][Bill of Sale][and (iii)] [,(iii) the Contributor Partnership Agreement and any amendments thereto, and (iv)] any other Related Agreements on such Contributor’s behalf and in such Contributor’s name, as may be deemed by the General Partner as necessary or desirable to effectuate the transactions contemplated in this Agreement or the Related Agreements, and the other transactions described herein or therein.  The Contributor hereby grants to each attorney-in-fact full power and authority to do and perform each and every act and thing which may be necessary, or convenient, in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by authority hereof.  Such power-of-attorney shall be deemed to be coupled with an interest and shall be irrevocable and shall survive the death, disability or dissolution of the Contributor.

2.5.                            Grant of Power of Attorney to Contributor Representative. By executing this Agreement, the Contributor hereby irrevocably constitutes and appoints [insert name of applicable Core Affiliate] (the “Contributor Representative”) (or a substitute appointed by such

Person) as his, her or its attorney-in-fact, proxy and agent with full power of substitution to approve or take any and all actions and execute and deliver on such Contributor’s behalf and in such Contributor’s name any amendments to the NSA LP Agreement (including the power of attorney included in the NSA LP Agreement) which are proposed by the General Partner of NSA. The Contributor hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing which may be necessary, or convenient, in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by authority hereof. Such power-of-attorney shall be deemed to be coupled with an interest and shall be irrevocable and shall survive the death, disability or dissolution of the Contributor.

2.6.                            Tax Treatment.  [INCLUDE (A) IF THE TWO CONTRIBUTOR ENTITIES WILL LIQUIDATE AND DISTRIBUTE THE CONSIDERATION IN CONNECTION WITH THE CONTRIBUTION.  INCLUDE (B) IF THEY WILL NOT.]

(a)                                 [For U.S. federal income tax purposes, the parties hereto agree to treat the contribution as an “assets over” partnership merger of the [Property Owner][Tenant][Contributor] and NSA within the meaning of Treasury Regulation Section 1.708-1(c)(3)(i).  As a result, to the extent [an owner of an interest in] the Contributor receives cash in exchange [for its Contributed Interest][therefor], the contribution shall be treated as a sale by [such owner of its interest in] the Contributor [of its Contributed Interest] and a purchase by NSA of such [Contributed Interest][interest] in accordance with Treasury Regulation Section 1.708-1(c)(4), to the extent of the cash received, and [the Contributor hereby][each owner] consents to such treatment [by accepting such cash].  To the extent [an owner of an interest in] the Contributor receives [Class A NSA Units][NSA Partnership Units] in exchange for [its Contributed Interest][such interest], the [Property Owner][Tenant][Contributor] shall be treated as contributing the Property to NSA [Partner] in exchange for [Class A NSA Units][NSA Partnership Units] in a transaction qualifying under Section 721 of the Code, and the [Property Owner][Tenant][Contributor] shall be treated as subsequently distributing such [Class A NSA Units][NSA Partnership Units] to [the Contributor][such owner] as a liquidating distribution.  [Each owner of an interest in the Contributor, the Contributor, and NSA hereby agree to the U.S. federal income tax treatment described in this Section 2.6, and none of any owner of an interest in the Contributor, the Contributor, or NSA shall maintain a position on their respective U.S. federal income tax returns or otherwise that is inconsistent therewith unless otherwise required by law.]

(b)                                 [For U.S. federal income tax purposes, the parties hereto intend to treat the contribution as a transaction qualifying under Section 721 of the Code to the extent the Contributor receives [Class A NSA Units][NSA Partnership Units] in exchange therefor.]   Contributor and NSA hereby agree to the U.S. federal income tax treatment described in this Section 2.6, and neither the Contributor nor NSA shall maintain a position on their respective U.S. federal income tax returns or otherwise that is inconsistent therewith. unless otherwise required by law.]

2.7.                            Withholding.  NSA shall be entitled to deduct and withhold from any portion of the consideration paid to the Contributor such amount as it is required to deduct and withhold from such payment under the Code or any provision of U.S. federal, state, local or foreign tax law. To the extent that amounts are withheld by NSA, such amounts shall be treated for all purposes of this Agreement as having been paid to such Contributor in respect of which such deduction and withholding was made by NSA.

Article 3
Covenants and Conditions to NSA’s Obligations

3.1.                            Covenants and Conditions to NSA’s Obligations.  The obligation of NSA to consummate the transactions contemplated hereunder shall be subject to the satisfaction or waiver by NSA of each of the conditions set forth below and the performance by the Contributor of its obligations set forth below and elsewhere in this Agreement.

(a)                                 Accuracy of Representations and Warranties.  The representations and warranties of the Contributor contained herein shall be true and correct as of the date hereof and the Closing Date (except to the extent that any such representation or warranty speaks as of a specific date, in which case only as of such specific date) in all material respects; provided, however, if any such representation or warranty shall be subject of a qualification as to “materiality,” such qualified representation and warranty shall be true and correct in all respects.

(b)                                 Contributor Deliveries.  On the Closing Date, the Contributor shall have executed (as applicable) and delivered the items set forth in Section 3.2.

(c)                                  Absence of Litigation.  No Action shall be pending or threatened against the Contributor or the [Property][Property Owner][Tenant], which (i) questions or could reasonably be expected to question the validity or legality of the transactions contemplated by this Agreement or the Related Agreements or (ii) affects or could reasonably be expected to affect the operation of the Property in any material manner.

(d)                                 No Default.  The Contributor shall have fully complied with all of its obligations hereunder.

(e)                                  [Loan Prepayment.  The Existing Loans shall be pre-payable on a voluntary basis by the [Property Owner] [Tenant] [Contributor] at the Closing and the prepayment penalty, if any, has been included in the list of assumed liabilities on the Closing Statement.][Loan Prepayment; Lender Consents.  The Existing Loans, if any, set forth on Schedule 4.1(n)-1(a) have been either (i) repaid together with any penalties, costs, fees and/or expenses associated with such repayment by the Contributor, (ii) have not been repaid, consent is not required from the Existing Lender, any required notices have been delivered to the Existing Lender and Existing Lender has not objected to such notice(s) within the applicable notice period or (iii) have not been repaid and the Existing Lender has consented in writing to the transactions contemplated by this Agreement and the Related Agreements, any penalties, costs, fees and/or expenses related to obtaining such consents have been paid in full by the Contributor.]

(f)                                   Facilities Portfolio Management Agreement. Evidence that the Facilities Portfolio Management Agreement in a form acceptable to NSA in its sole and absolute discretion shall have been duly executed by the property manager designated to manage the Facilities Portfolio;

(g)                                 Concurrent Contributions.  Other Persons, if any, who own [equity][fee] interests in the [Property][Property Owner][Tenant] shall be prepared, simultaneously with the Closing, to [contribute][convey][assign] such [equity][fee] interests to NSA [Partner] in order to allow NSA [Partner], upon completion of such other contribution transactions, to own 100% of the [equity interests][fee interest] in the [Property][Property Owner][Tenant].

(h)                                 [Title Policies.  [On][Subject to Section 5.14 of this Agreement, on] and as of the Closing Date, the title company selected by NSA shall be irrevocably committed to issue to [the Property Owner][NSA (or its Affiliate, or any other Person designated by NSA)] a Title Policy for the Property in a form and in an amount satisfactory to NSA, in its sole discretion.]

(i)                                    Survey.  [Subject to Section 5.14 of this Agreement,] NSA shall have received a Survey for the Property, in a form satisfactory to NSA in its sole discretion.[, and certified to NSA (or its Affiliate, or any other Person designated by NSA).]

(j)                                    Environmental Reports.  [Subject to Section 5.14 of this Agreement,] NSA shall have received a Phase I Assessment for the Property, in a form satisfactory to NSA, in its sole discretion.

(k)                                 [Contributor Partnership Agreement.  Contributor shall have entered into the Contributor Partnership Agreement.]

If any of the foregoing conditions have not been satisfied (or waived in writing by NSA) as of the Closing Date, NSA shall have the right to terminate this Agreement, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives the termination of this Agreement.

3.2.                            Delivery of Contributor Documents.  At the Closing, the Contributor shall execute and/or deliver to NSA the following:

(a)                                 [Assignments of Contributed Interest.  An assignment] [[Special/General/Quitclaim] Warranty Deed.  A [special/general/quitclaim] warranty deed executed and acknowledged by Contributor as] of the [Contributed Interest][Closing Date] in the form attached to this Agreement as Exhibit E (such transfer having the effect of conveying [indirect interests][the Contributor’s fee interest] in the Property) (the “[Contributor Interest Assignment][Deed]”);

(b)                                 FIRPTA and Related Certificate(s).  The certifications, to the extent applicable, in the form attached hereto as Exhibit F1, confirming that [each of [the Property Owner][Tenant],] the Contributor, and to the extent requested by NSA, each of the Contributor’s beneficial owners, is not a “foreign person” as defined in Section 1445(f)(3) of the Code, and Exhibit F2, confirming Contributor is not subject to back-up withholding;

(c)                                  Authority.  Such resolutions, consents or other evidence, satisfactory to NSA, of Contributor’s authority to (i) [to execute and deliver the Deed, (ii)] execute and deliver this Agreement and all Related Agreements, and ([ii][iii]) consummate the transactions contemplated hereby and thereby, and perform its obligations under the Related Agreements;

(d)                                 Closing Statement.  A closing statement computing the Contribution Value (the “Closing Statement”) duly executed by the Contributor Representative;

(e)                                  Termination of Affiliate Contracts. Evidence of termination of all Contracts between the [Property Owner][Contributor][Tenant] and any Affiliates of the Contributor relating to the Property, which shall be acceptable to NSA in its sole and absolute discretion;

(f)                                   Good Standing Certificates.  Good standing certificates for the [Property Owner][Contributor][Tenant] issued by [each][the] state where the [Property][Property Owner] [Tenant] is [organized and is authorized to conduct business as a foreign entity][located], dated no earlier than 15 days prior to the Closing Date;

(g)                                 Accredited Investor Questionnaire. An Accredited Investor Questionnaire duly executed and completed in a manner acceptable to NSA in its sole and absolute discretion;

(h)                                 Tax Bills.  Copies of the most currently available tax bills for the Property;

(i)                                    Transfer Tax Forms.  Such transfer tax, gains or similar forms required by applicable law; and

(j)                                    [Assignment and Assumption of Leases and Other Occupancy Agreements.  An Assignment and Assumption of Leases and Other Occupancy Agreements (the “Assignment of Leases”), executed by Contributor as of the Closing Date in the form attached hereto as Exhibit J.

(k)                                 General Assignment and Bill of Sale.  A general assignment and bill of sale (the “Bill of Sale”), executed by Contributor as of the Closing Date in the form attached hereto as Exhibit K. ]

(l)                                    Other Documents.  Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions contemplated hereby or which are otherwise required or contemplated by this Agreement.

3.3.                            Conditions to the Obligations of the Contributor.  The obligation of the Contributor to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver by the Contributor, on or before the Closing Date, of each of the conditions set forth below.

(a)                                 Accuracy of Representations and Warranties.  The representations and warranties of NSA [and NSA Partner] contained herein shall be true and correct as of the date hereof and the Closing Date (except to the extent that any such representation or warranty speaks as of a specific date, in which case only as of such specific date) in all material respects;

provided, however, if any such representation or warranty shall be subject of a qualification as to “materiality,” such qualified representation and warranty shall be true and correct in all respects.

(b)                                 Absence of Litigation.  No Action shall be pending or threatened against NSA [or NSA Partner]which questions or could reasonably be expected to question the validity or legality of the transactions contemplated under this Agreement or the Related Agreements.

If any of the foregoing conditions have not been satisfied as of the Closing Date, the Contributor shall have the right to terminate this Agreement, and thereafter no party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives the termination of this Agreement.

3.4.                            Delivery of NSA Documents.  At the Closing, NSA [and NSA Partner] shall execute, satisfy and/or deliver to the Contributor, as applicable, the following:

(a)                                 Assumption of [[Ownership][Membership Interests].][Personal Property and Intangibles.]  A counterpart to the [Contributor Interest Assignment][Bill of Sale] duly executed by an authorized person of NSA [or NSA Partner].

(b)                                 The [Class A NSA Units][NSA Partnership Units].  Evidence that the [Class A NSA Units][NSA Partnership Units] have been issued to the Contributor in accordance with the terms and conditions hereof.

(c)                                  Closing Statement.  A counterpart to the Closing Statement delivered to the Contributor Representative duly executed by an authorized officer of NSA.

Article 4
Representations and Warranties

4.1.                            Representations and Warranties of the Contributor.  The Contributor hereby represents and warrants to NSA [and NSA Partner] as of the Closing Date, as follows:

(a)                                 Existence and Power.  [[The][Each] Contributor [(where such Contributor is an entity)] has been duly formed and is a validly existing [limited liability company][limited partnership][trust] under the laws of the State of [                ]].  [The Contributor has all power and authority to enter into this Agreement and all other documents to be executed and delivered in connection with the transactions that are the subject of this Agreement, including, without limitation, all Related Agreements, to the extent they are to be executed by the Contributor, and to enter into and deliver and to perform its obligations hereunder and under all other documents to be executed and delivered in connection with the transactions that are the subject of this Agreement, including, without limitation, all Related Agreements, to the extent they are to be executed by the Contributor.]

(b)                                 [Property Owner][Teant] Status/Organizational Documents.  The [Property Owner][Tenant] is a [limited liability company][limited partnership] duly formed, validly existing and in good standing under the laws of the State of [                            ].  The [Property Owner][Tenant] has the power and authority to own [a leasehold interest in] and operate, whether directly or indirectly, the Property and its assets and to carry on its business as now being conducted.  [Property Owner][Tenant] is duly qualified to do business and is in good standing in the state(s) listed on Schedule 4.1(b) attached hereto.]  The Contributor Representative has delivered or made available to NSA true, correct and complete copies of the Organizational Documents for the [Property Owner][Tenant][Contributor].  The Organizational Documents for the [Property Owner][Tenant][Contributor] are in full force and effect and are enforceable in accordance with their respective terms.  The Contributor is not in default of, nor has any event occurred or failed to occur which with the passage of time or the giving of notice would constitute a default by the Contributor under any of [the Organizational Documents of the [Property Owner][Tenant]][its Organizational Documents.] [The Contributor has all power and authority to enter into this Agreement and all other documents to be executed and delivered in connection with the transactions that are the subject of this Agreement, including, without limitation, all Related Agreements, to the extent they are to be executed by the Contributor, and to enter into and deliver and to perform its obligations hereunder and all other documents to be executed and delivered in connection with the transactions that are the subject of this Agreement, including, without limitation, all Related Agreements, to the extent they are to be executed by the Contributor.]

(c)                                  Authorization; No Contravention.  If the Contributor is an entity, the execution and delivery of this Agreement and the Related Agreements by the Contributor and the performance of its obligations under all of the foregoing have been duly authorized by all requisite organizational action.  This Agreement and the Related Agreements executed by the Contributor constitute the valid, legal and binding obligations of the Contributor, each enforceable against the Contributor in accordance with its terms, subject to bankruptcy and similar laws affecting the remedies or resources of creditors generally and principles of equity.  The execution and delivery of this Agreement or the Related Agreements and the consummation of the transactions contemplated herein and therein will not conflict with, or result in any violation or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of, or give any Person the right to exercise any remedy under, any contractual obligation, or result in the creation of any Lien upon the [Contributed Interest, the] Property or the other assets of the [Property Owner][Tenant][Contributor] under: (i) any agreement, judgment, statute, law, ordinance, rule, regulation, order or decree to which the Contributor [or the [Property Owner][Tenant]] is a party or by such Person is bound or to which any of such Person’s assets are subject, (ii) the Organizational Documents of the Contributor (if the Contributor is an entity [or the [Property Owner][Tenant],]), or (iii) any Law applicable to the Contributor[or the [Property Owner][Tenant]].  Except as set forth on Schedule 4.1(c) attached hereto, no authorization, approvals or consents from, or registration, declaration or filings with, any lender, partner, member, shareholder, beneficiary, tenant, creditor, investor, Authority or other Person is required in order for the Contributor to execute and deliver this Agreement or the Related Agreements and consummate the transactions contemplated herein and therein.

(d)                                 Compliance with Law; Licenses and Permits.  [Neither the][The] Contributor [nor the [Property Owner][Tenant] have][has not] received written notice that (i) all or any portion of the Property materially violates any law, rule, regulation, ordinance, code or interpretation of any Authority (collectively, “Laws”) (including, without limitation, those relating to zoning and the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq.)), or any requirement of any insurer or board of fire underwriters or similar entity that remain uncured in whole or in part, or (ii) the Property is otherwise not in material compliance with applicable Laws.  To the Contributor’s knowledge, [the Property Owner][Tenant][it] has conducted its businesses in compliance with applicable Laws in all material respects.  [Neither the][The] Contributor [nor the [Property Owner][Tenant]] has [not] received written notice that the Property lacks any license, permit, approval or variance from any Authorities having jurisdiction over the Property (collectively, the “Licenses”) and otherwise has knowledge of any violation, revocation or modification of any of the Licenses or threatening such action with respect to such Licenses.

(e)                                  Contracts.  Schedule 4.1(e) attached hereto identifies all of the documents (including any amendments or modifications) evidencing each of the Contracts, entered into by the [Property Owner][Tenant][Contributor] or any of its agents which, to the Contributor’s knowledge, are presently in force and which affect the [Property] [[Property Owner][Tenant] or the Property] or the operation, repair or maintenance thereof. True, complete and correct copies of all of such Contracts have been provided by the Contributor Representative to NSA. Each Contract is in full force and effect and no breach or default by the Contributor or [the [Property Owner][Tenant] or], to the Contributor’s knowledge, by the counterparty thereunder, has occurred under any Contract.  [Neither the][The] Contributor [nor the [Property Owner][Tenant]] has [not] given or received written notice of any default under the Contracts, and to the Contributor’s knowledge there is no, default or any fact or circumstance which, with the passage of time and/or the giving of notice would constitute a material default under any of the Contracts or would give rise to a right of termination or additional liability thereunder.

(f)                                   Leases.  The Contributor Representative has made available to NSA true, complete and correct copies of the Leases and all extensions, renewals and amendments thereto.  The tenant roster attached hereto as Schedule 4.1(f) (the “Rent Roll”) sets forth the following information with respect to the Leases (i) customer names and expiration dates, (ii) the storage unit numbers leased, (iii) security deposits, (iv) the monthly rent currently payable thereunder and any tenant insurance premiums, (v) any outstanding free rent periods and (vi) whether the tenant under such Lease is delinquent for greater than 30 days in the payment of rent or tenant insurance premiums. The security deposits shown on Schedule 4.1(f) are held or owed by the [Property Owner][Tenant][Contributor]. The information set forth on Schedule 4.1(f) is true, correct and complete in all material respects.  Each Lease is valid and binding and in full force and effect. [Neither the][The] Contributor [nor the [Property Owner][Tenant]] has [not] received written notice of any, and to the Contributor’s knowledge there exists no breach or default by the [Property Owner][Tenant][Contributor] under any Lease. To the Contributor’s knowledge, except as set forth on the Rent Roll, no monetary default by the tenant thereunder has occurred under any Lease.

(g)                                 Litigation.  There is no litigation or Action pending with respect to the Contributor[, the [Property Owner][Tenant] and/] or the Property and no Actions or proceedings pending to which either the Contributor [or the [Property Owner][Tenant]] is a party, before any court or administrative agency and, no such Actions or proceedings have been threatened.

(h)                                 Proceedings/Special Assessments.  [Neither the][The] Contributor [nor the [Property Owner][Tenant]] has [not] received written notice of any condemnation, zoning, environmental or other land use regulations proceedings either instituted or planned to be instituted that would affect the Property.  [Neither the][The] Contributor [nor the [Property Owner][Tenant]] has [not] received written notice of any special assessments filed or pending or, to the Contributor’s knowledge, proposed against the Property or any other thereof.

(i)                                    Hazardous Materials.

(i)                                     To Contributor’s knowledge, the reports listed on Schedule 4.1(i) attached hereto are all of the reports in the possession or control of the Contributor [or the [Property Owner][Tenant]] with respect to the presence of Hazardous Materials on the Property or the compliance of the Property with Environmental Laws.

(ii)                                  Except as set forth on Schedule 4.1(i) attached hereto, the [Property Owner][Tenant][Contributor] is currently, and for the past ten years or such shorter period the [Property Owner][Tenant][Contributor] has owned [a leasehold interest in] the Property, has been in compliance with all applicable Environmental Laws in all material respects with respect to the Property.  All past noncompliance by the [Property Owner][Tenant][Contributor] with any such Environmental Laws has been resolved without ongoing material obligations or costs to the [Property Owner][Tenant][Contributor] except as set forth on Schedule 4.1(i) attached hereto.

(iii)                               Except as otherwise listed on Schedule 4.1(i) attached hereto, the [Property Owner][Tenant][Contributor] has not received written notice (A) that it or the Property have violated any Law or any judicial or agency interpretation or other requirement of any Authority relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials (collectively, “Environmental Laws”) that remain uncured in whole or in part; or (B) of any alleged, actual or potential responsibility for, or any inquiry or investigation regarding any release or threatened release of any Hazardous Substance from, or other conditions that exist, at the Property or any other real property previously owned or operated by the [Property Owner][Tenant][Contributor] during the time that such properties were owned or operated by the [Property Owner][Tenant][Contributor] that remain uncured in whole or in part.

(iv)                              Except as otherwise listed on Schedule 4.1(i) attached hereto, [neither] the Contributor [nor the [Property Owner][Tenant]] is [not] subject to any order of an Authority related to the Property or any other real property owned or occupied by the [Property Owner][Tenant][Contributor], nor has the Contributor [or the Property Owner] received written notice of any Proceeding from any Person against the [Contributor][Property Owner][Tenant] or the Property alleging injury or damage to any Person, property, natural resource or the environment arising from or relating to any release or threatened release of any Hazardous Substances with respect to the Property or any other real property owned by the [Property Owner] [Tenant][Contributor] during the time that such properties were owned by the [Property Owner][Tenant][Contributor] that remain uncured in whole or in part.  Except as otherwise listed on Schedule 4.1(i) attached hereto, [neither] the Contributor [nor the [Property Owner][Tenant]] has [not] received any written request or information from the United States Environmental Protection Agency or any other public, governmental or quasi-governmental agency or authority with jurisdiction over any Environmental Laws relating to any matter that has not previously been fully cured.

(v)                                 Except as set forth in any environmental or other reports listed on Schedule 4.1(i) attached hereto and to the Contributor’s knowledge, there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of in violation of Environmental Law on the Property or other property owned or operated by the [Property Owner][Tenant][Contributor] or, to the Contributor’s knowledge, on any property formerly owned or operated by the [Property Owner][Tenant][Contributor]; and there is no asbestos or asbestos-containing material in or on, or any polychlorinated biphenyls used or stored in or on in violation of any Environmental Law, the Property or other property owned or operated by the [Property Owner][Tenant][Contributor].  To the Contributor’s knowledge, there has been no release, discharge or disposal of Hazardous Materials on or under the Property or other property owned or operated by the [Property Owner][Tenant][Contributor] in violation of Environmental Law that remain uncured in whole or in part.

(j)                                    Patriot Act.  Neither the Contributor, [the Property Owner,][Tenant,] nor[, to the Contributor’s knowledge,] any Person holding a controlling interest in [either] the Contributor [or the Property Owner][or the Tenant] (whether directly or indirectly) is (i) identified on any Governmental List (as hereinafter defined), or otherwise qualifies as a Prohibited Person (as hereinafter defined) or (ii) in violation of any applicable law, rule or regulation relating to anti-money laundering or anti-terrorism, including any applicable law, rule or regulation related to transacting business with Prohibited Persons or the requirements of any Anti-Terrorism Law (as hereinafter defined).  As used herein the term (1) “Anti-Terrorism Law” shall mean (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, Pub. Law No. 107-56, 115 Stat. 296 (2001); (b) the International Emergency Economic Powers Act, 50 U.S.C. (1701 et. seq. (2003); and (c) the Trading with the Enemy Act, 50 U.S.C. App. (1 et. seq. (2003) and (d) other similar laws enacted or promulgated of which NSA notifies the Contributor prior to the Closing Date; in each case, together with any executive orders, rules or regulations promulgated thereunder, including temporary regulations, all as amended or otherwise modified from time to time; (2) “Governmental List” shall mean (a) the List of Specially Designated Nationals and Blocked Persons promulgated by the U.S. Department of the Treasury Office of Foreign Assets Control from time to time and (b) any other similar list (including any list of Prohibited Persons) promulgated by any Authority from time to time; and (3) “Prohibited Person” shall mean any Person who is (a) designated by the U.S. federal government as a terrorist or as a suspected terrorist, whether on a Governmental List, or otherwise or (b) otherwise subject to trade, anti-money laundering or anti-terrorism restrictions under any Anti-Terrorism Law.

(k)                                 Financial Statements.  Schedule 4.1(k) attached hereto contains true, correct and complete copies of the (i) unaudited income, expense and other operating statements as of and for the fiscal period ended [December 31, 20  ] with respect to the Property[and (ii) unaudited balance sheet of the [Property Owner] [Tenant] and its consolidated Subsidiaries as of [December 31, 20  ]] (collectively, the “Financial Statements”).  The Financial Statements have been prepared on an income tax basis consistent with prior periods and are complete, accurate, true and correct in all material respects and in all material respects accurately set forth the results of the operation of the Property for the periods covered. [There are no liabilities or obligations relating to the [Property Owner] [Tenant] or any of its Subsidiaries of any nature, whether accrued, contingent or otherwise, and there is no existing condition, situation or set of circumstances that reasonably could be expected to result in such a liability or obligation, except for liabilities or obligations (a) reflected in unaudited balance sheet of the [Property Owner] [Tenant] and its consolidated Subsidiaries as of [December 31, 20    ] or (b) that were incurred since the date of the balance sheet and were normal and recurring expenses incurred in the ordinary course of business and could not reasonably be expected to have a material or adverse effect on the [Property Owner][Tenant] and its consolidated Subsidiaries. The assets and liabilities of the [Property Owner][Tenant] and its consolidated Subsidiaries as of the Closing are accurately represented by the Pro Forma Balance Sheet attached hereto as Exhibit J.]

(l)                                    Taxes.  All tax or information returns required to be filed on or before the date hereof by or on behalf of the [Property Owner][Tenant][Contributor] (i) have been filed through the date hereof or will be filed on or before the date when due in accordance with all applicable Laws, and (ii) there is no Action pending against or with respect to the [Property Owner][Tenant][Contributor] or the Property in respect of any tax nor is any claim for additional tax asserted by any Authority against Contributor, [the Property Owner][Tenant] or the Property.  The [Property Owner][Tenant][Contributor] has paid, or caused to be paid, all material federal, state, county, local, foreign, and other taxes, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, “Taxes”), required to be paid by it, and in accordance with applicable Laws, have each filed all federal, state, county, local and foreign tax returns which are required to be filed by it, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period.  No taxing authority is now asserting or, to the knowledge of the Contributor, threatening to assert against the [Property Owner][Tenant][Contributor] any deficiency or claim for additional Taxes.  All real estate taxes and assessments relating to the Property that are due and payable have been paid.

(m)                             Certain Title Matters and Personal Property.

(i)                                     The [Property Owner][Tenant][Contributor] owns [a] good, record and marketable [fee simple title to][leasehold interest in] the Property [pursuant to the Ground Lease]subject to the [applicable] Permitted Exceptions. The [Property Owner][Tenant][Contributor] does not directly or indirectly, beneficially or legally, own any assets other than the Property. [The Ground Lease is in full force and effect and has not been transferred or assigned by Tenant or amended or modified, other than is set forth in the definition of “Ground Lease”.  Tenant has not received notice of any default under or breach of the Ground Lease which default or breach remains uncured as of the date hereof.  Tenant has no knowledge of any default under or breach of the Ground Lease which default or breach remains uncured as of the date hereof.  Contributor has provided NSA with a true, correct and complete copy of the Ground Lease.]

(ii)                                  The Real Property constitutes all of the real estate properties, directly or indirectly, beneficially or legally, owned or leased by the [Property Owner][Tenant][Contributor].

(iii)                               [With respect to the Real Property, a policy of title insurance has been issued insuring, as of the [Closing Date][effective date of each such insurance policy], fee simple title interest held by the [Property Owner][Tenant][Contributor] in the Real Property.  No claim has been made against any such policy and to the Contributor’s knowledge, such policy is in full force and effect.]

(iv)                              The [Property Owner][Tenant][Contributor] owns and holds good title to, or leases, all personal property necessary to operate the Property in the manner currently operated, free and clear of any Lien, other than any [applicable] Permitted Exception.

(v)                                 The Property is owned free and clear of Liens, except for any [applicable] Permitted Exceptions.

(vi)                              [Neither the][The] Contributor [nor the [Property Owner][Tenant]] has [not] received written notice of any uncured violation of any of the easements, covenants or restrictions affecting the Property, including, without limitation, the Permitted Exceptions and, to the Contributor’s knowledge, no other party is in violation of any such easements, covenants or restrictions.  The Property is not subject to any option or right of first refusal or first opportunity to acquire any interest in the Property or any portion thereof and the [Property Owner][Tenant][Contributor] has not granted to any Person any option or right of first refusal or first opportunity to acquire any interest in the Property.

(n)                                 Existing Loans.  Schedule 4.1(n[-1]) attached hereto lists: (i) all secured Debt presently encumbering the Property, (ii) all direct or indirect Debt secured by an interest in the [Property Owner][Tenant][Contributor] and (iii) all unsecured Debt of the [Property Owner][Tenant][Contributor] (collectively, the “Existing Loans”) and the outstanding aggregate principal balance of each the Existing Loans.  No breach or default by the [Property Owner][Tenant][Contributor] has occurred and is continuing under any of the Existing Loans.  No event has occurred and is continuing which with the passage of time or the giving of notice (or both) would constitute a breach or default under any of the Existing Loans, nor has the Contributor [or [Property Owner][Tenant]] received or given written notice of a breach or default under any of the documents evidencing any of the Existing Loans, which remains uncured.  The Existing Loans are pre-payable on a voluntary basis by the [Property Owner][Tenant][Contributor] at Closing, [and the prepayment penalty, if any, is] [and if such prepayment occurs, any prepayment penalties related to such prepayments are] included on the list of assumed liabilities on the Closing Statement.

(o)                                 Eminent Domain.  There is no existing or, to the Contributor’s knowledge, proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding which would have an adverse effect on the business or operations of the Property.

(p)                                 Non-Foreign Status.                                The [[Property Owner][Tenant] and the] Contributor is a “United States person” (as defined in Section 7701(a)(30) of the Code).

(q)                                 Employees.  The [Property Owner][Tenant][Contributor] (i) does not have and has never had, any employees or (ii) is not a party to any collective bargaining agreement or similar agreement.  The [Property Owner][Tenant][Contributor] does not have any Plans (as that term is defined in Employee Retirement Income Security Act §3(3)), of which it is a sponsor or to which it contributes or has contributed or in which it otherwise participates or has participated.

(r)                                  [Bank Accounts.  Schedule 4.1(r) attached hereto sets forth a true, correct and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the [Property Owner][Tenant] has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship on behalf of itself and not in its capacity as an agent for another entity of the [Property Owner][Tenant] and the Property, together with a list of all authorized signatories with respect thereto.]

(s)                                   [Capitalization.  Schedule 4.1(s) attached hereto sets forth all of the outstanding ownership interests in the [Property Owner][Tenant], including the percentage interest of each owner therein.  All such outstanding ownership interests have been duly authorized, are validly issued, fully paid and non-assessable.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, preemptive rights, exchange rights or other contracts or commitments that could require the Contributor or the [Property Owner][Tenant] to issue, sell or otherwise cause to become outstanding any additional ownership interest and there are no equity or benefit plans, relating to the [Property Owner][Tenant], and all such outstanding ownership interests in the [Property Owner][Tenant] are without any obligation to restore capital.  The Contributed Interest was offered, issued and sold in compliance in all material respects with all applicable federal and state securities laws and neither the Contributor nor the [Property Owner][Tenant] has received or been advised of any notice or allegation to the contrary.]

(t)                                    [Title to Interests.

(i)                                     The Contributor is the owner of record of the Contributed Interest.  The Contributed Interest is, and when delivered by Contributor to NSA [Partner] pursuant to this Agreement will be, free and clear of any and all Liens, and of any preemptive or other similar rights to subscribe for or to purchase any such membership or other equity interests in the [Property Owner][Tenant].  The Contributor has full power and authority to transfer the Contributed Interest, free and clear of any Liens and, upon delivery of consideration for the Contributed Interest as herein provided, NSA [Partner] will acquire good title thereto, free and clear of any Liens.

(ii)                                  There are no options, calls, warrants or rights to acquire, or otherwise relating to the Contributed Interest.  The [Property Owner][Tenant] has not sold, issued or authorized the issuance of any instrument convertible into or exchangeable for any membership or other equitable interests in the [Property Owner][Tenant]]

(u)                                 Subsidiaries.  Except as set forth on Schedule 4.1(u) attached hereto, the [Property Owner][Tenant][Contributor] does not own and has never owned any interest in any other Person.

(v)                                 Single Purpose.  Except as set forth on Schedule 4.1(v) attached hereto, the [Property Owner][Tenant] [Contributor] has never engaged in any business other than the ownership [of a leasehold interest in] and operation of the Property.

(w)                               Solvency.  [Neither the][The] Contributor [nor the [Property Owner][Tenant]] has [not]: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its ability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally, nor to the Contributor’s knowledge, are any such proceedings threatened against the Contributor [or the [Property Owner][Tenant]], or contemplated by the Contributor [or the [Property Owner][Tenant]].  The Contributor [and [Property Owner][Tenant]] will be solvent immediately following the [transfer][conveyance] of the [Contributed Interest][Property] to NSA [Partner].

(x)                                 Accredited Investor.  The Contributor and/or each of its equity holders is an Accredited Investor.  As of the Closing Date, the Contributor has duly executed an Accredited Investor Questionnaire indicating the basis for such representation. The Contributor understands the risks of, and other considerations relating to, the acquisition of [Class A NSA Units][NSA Partnership Units] (including any securities into which the NSA Partnership Units may be converted).  The Contributor by reason of the its business and financial experience together with the business and financial experience of those persons, if any, retained by the Contributor to represent or advise the Contributor with respect to the Contributor’s investment in [Class A NSA Units][NSA Partnership Units] (including any securities into which the [Class A NSA Units][NSA Partnership Units] may be converted):

(i)                                     has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of an investment in NSA and of making an informed investment decision;

(ii)                                  is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interests;

(iii)                               is capable of bearing the economic risk of such investment; and

(iv)                              in making its decision to enter into this Agreement has conducted its own due diligence, has been represented by competent counsel and financial advisors and has not relied on oral or written advice from NSA or its Affiliates, representatives, or agents or on representations or warranties of NSA other than those set forth in this Agreement.

(y)                                 Investment For Own Account.  The [Class A NSA Units][NSA Partnership Units] to be acquired by the Contributor as contemplated hereby will be acquired for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

(z)                                  Access to Information; Review of Documents.  The Contributor confirms and acknowledges that (a) the Contributor has carefully read and understood this

Agreement and the NSA LP Agreement, (b) the Contributor has made such further investigations as the Contributor has deemed appropriate, (c) neither the General Partner, the Parent, NSA[, NSA Partner] nor anyone else on NSA’s behalf has made any representations or warranties of any kind or nature to induce the Contributor to enter into this Agreement except as specifically set forth in Section 4.2, (d) none of the General Partner, the Parent, NSA[, NSA Partner] or any of their respective Affiliates are acting as fiduciary or financial or investment adviser for the Contributor in connection with its decision to subscribe for [Class A NSA Units][NSA Partnership Units], (e) the Contributor is not relying upon the General Partner, the Parent, NSA or their Affiliates for guidance with respect to tax, legal or other considerations in connection with this prospective investment; (f) the Contributor has been afforded an opportunity to ask questions of, and receive answers from, NSA, its representatives or persons authorized to act on its behalf (including the General Partner or the Parent), concerning the terms and conditions of the offer and sale of the [Class A NSA Units][NSA Partnership Units], (g) the Contributor has been afforded access to information about NSA and its financial condition and results of operations sufficient to evaluate its investment in [Class A NSA Units][NSA Partnership Units] and (g) the Contributor has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of information otherwise furnished by NSA.

(aa)                          Unregistered Securities. The Contributor acknowledges that:

(i)                                     The [Class A NSA Units][NSA Partnership Units] to be acquired by the Contributor hereunder have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws;

(ii)                                  NSA’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Contributor contained herein;

(iii)                               The [Class A NSA Units][NSA Partnership Units], therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available;

(iv)                              There is no public market for such [Class A NSA Units][NSA Partnership Units] and no public market may develop; and

(v)                                 NSA has no obligation to register such [Class A NSA Units][NSA Partnership Units] for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws.

The Contributor hereby acknowledges that because of the restrictions on transfer or assignment of such [Class A NSA Units][NSA Partnership Units] to be issued hereunder which are set forth in this Agreement and in the NSA LP Agreement, the Contributor may have to bear the economic risk of the [Class A NSA Units][NSA Partnership Units] issued hereby for an indefinite period of time.  The Contributor also acknowledges that certificates (if any) representing the [Class A NSA Units][NSA Partnership Units] issued to the Contributor hereunder will bear a legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

(bb)                          Records.  The Contributor Representative has made available to NSA copies of all books of account, minute books and ownership interest books of the [Property Owner][Tenant][Contributor] (if any) and the same are accurate in all material respects.

(cc)                            Budget.  The Contributor Representative has delivered to NSA accurate and complete copies of the budget for the operation of the Property for the fiscal year ending December 31, 201[  ].

(dd)                          Insurance.  The [Property Owner][Tenant][Contributor] has in place public liability, casualty and other insurance coverage with respect to the Property as is commercially reasonable. The insurance certificates provided by [Property Owner][Tenant][Contributor Representative] to NSA (the “Insurance Certificates”) attached hereto as Exhibit G and incorporated herein by reference are true, accurate and complete copies of the certificates of insurance evidencing the Current Insurance Policies [(as hereinafter defined in Section 5.3)], and such certificates evidence all insurance policies held by [Property Owner][Tenant][Contributor] with respect to the Property. Each of the Current Insurance Policies is in full force and effect and all premiums due and payable there under have been fully paid when due and each Current Insurance Policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby or such other terms required by the applicable insurers. None of the [[Property Owner][Tenant], the] Contributor and/or any other Person has received from any insurance company any notices of cancellation or intent to cancel the Current Insurance Policies.

4.2.                            Representations and Warranties of NSA.  NSA [and NSA Partner] hereby represent[s] and warrant[s] to the Contributor as of the Closing Date as follows:

(a)                                 Existence and Power.  NSA [has][and NSA Partner have each] been duly formed and [is][are] validly existing as a Delaware limited partnership [and a Delaware limited liability company, respectively].  NSA [has][and NSA Partner have] all power and authority under [its][their] organizational documents to enter into this Agreement and the Related Agreements executed by [it][them].

(b)                                 Authorization; No Contravention.  NSA’s [and NSA Partner’s] execution and delivery of this Agreement and the Related Agreements, and the performance of its obligations under this Agreement and the Related Agreements executed by it, shall, by the Closing Date, have been duly authorized by all requisite organizational action, and this Agreement has been, and such Related Agreements shall on the Closing Date have been, duly executed and delivered by NSA [and NSA Partner].  Upon such authorization, none of the foregoing will require any action by or in respect of, or filing with, any Authority or contravene or constitute a default under any provision of applicable Law or any organizational document of NSA [or NSA Partner], except for such filings as may be required pursuant to applicable federal and state securities laws.  This Agreement constitutes and, upon the execution thereof, the Related Agreements executed by NSA [and NSA Partner] will constitute the valid and binding obligations of NSA [and NSA Partner] enforceable against NSA [and NSA Partner] in accordance with their respective terms, subject to bankruptcy and similar laws affecting the remedies or resources of creditors generally and principles of equity.

(c)                                  Pending Actions.  There is no existing or to NSA’s [or NSA Partner’s] knowledge threatened Action of any kind involving NSA [or NSA Partner], any of its assets or the operation of any of the foregoing, which, if determined adversely to NSA [or NSA Partner] or [its][their] assets, would interfere with NSA’s [or NSA Partner’s] ability to execute or deliver, or perform [its][their] obligations under this Agreement or any of the Related Agreements executed by [it][them].

(d)                                 Partnership Interests.  The [Class A NSA Units][NSA Partnership Units] to be issued to the Contributor hereunder have been duly authorized for issuance to the Contributor and, upon such issuance, will be validly issued.  There are no restrictions on the transfer of the [Class A NSA Units][NSA Partnership Units] to be issued by NSA hereunder other than those contained in this Agreement, the NSA LP Agreement and those arising from federal and applicable state securities laws.

(e)                                  Tax Status.  NSA [and NSA Partner are] [is] currently and has been since its formation treated as either a partnership or a disregarded entity for federal income tax purposes, and has not at any time been taxable as a corporation for federal income tax purposes.

(f)                                   Limited NSA LP Agreement.  A true and complete copy of the NSA LP Agreement has been provided to the Contributor and such NSA LP Agreement is in full force and effect.

Article 5

Covenants

5.1.                            Affirmative Covenants with Respect to the Maintenance and Operation of the Property.  Through the Closing, the Contributor agrees to[, and shall cause the [Property Owner][Tenant] to]:

(i)                                     operate, manage, lease and maintain the Property in accordance with its established operating policies and procedures in substantially the same manner as heretofore;

(ii)                                  use commercially reasonable efforts to preserve intact its business, organization and goodwill;

(iii)                               perform all work and other obligations required to be performed by the landlord under the terms of any applicable Lease to the reasonable satisfaction of the tenant(s) thereunder;

(iv)                              preserve and maintain its existence, rights, franchises, licenses and privileges in the jurisdiction of its formation and qualify or remain qualified to do business in each jurisdiction where it is required to so qualify;

(v)                                 conduct its business in the ordinary course of business consistent with past practices;

(vi)                              duly and timely file, in accordance with past practice, all material reports, tax returns and other documents required to be filed in accordance with all Laws, and pay all Taxes then due (whether or not such Taxes are shown as due on such reports); and

(vii)                           maintain all books and records relating to the [[Property Owner][Tenant] and] the Property in accordance with the accounting principles currently utilized by it, consistently applied, and not change in any material manner any of its methods, principles or practices of accounting currently in effect, except as approved by NSA.

5.2.                            Negative Covenants with Respect to the Maintenance and Operation of the Property[ and the [Property Owner][Tenant]].  Without NSA’s prior written approval, which may be withheld in its sole and absolute discretion, through the Closing, the Contributor shall not[, cause or permit the [Property Owner][Tenant] to]:

(i)                                     acquire or sell or ground lease, or enter into any option or agreement to acquire or sell or ground lease, or exercise an option or contract to acquire, sell or ground lease the Property or any part thereof or interest therein, other than with respect to the leases of storage units of the kind entered into in the ordinary course of business;

(ii)                                  change the existing use of the Property;

(iii)                                                                                                                                                                           make or agree to make any capital expenditures in excess of $10,000 in the aggregate other than immaterial expenditures in the ordinary course of business consistent with past practices;

(iv)                              [(a) declare or pay any dividends on or make other distributions in respect of any of the [membership][partnership] interests of the [Property Owner][Tenant][Contributor], (b) split, combine or reclassify any of the [membership][partnership] interests of the [Property Owner][Tenant][Contributor] or (c) repurchase, redeem or otherwise acquire any shares of the [membership][partnership] interests of the [Property Owner][Tenant][Contributor] or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such interests or other securities;]

(v)                                 [issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or Lien of, any of the m[membership][partnership] interests of the [Property Owner][Tenant][Contributor] or any other security or interest therein;]

(vi)                              [grant or authorize or propose any grant of any options, stock appreciation rights, phantom rights, profit participation rights or other rights to acquire securities or accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its unit or stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;]

(vii)                           cancel any Debt or waive any claims or rights of substantial value outside of the ordinary course of business, or incur, create or assume any Debt;

(viii)                        waive any claims or rights of substantive value;

(ix)                              [settle or compromise any claim, action, suit or proceeding pending or threatened against the [Property Owner][Tenant][Contributor] or its assets other than in the ordinary course of business consistent with past practices;]

(x)                                 enter into any transaction or any contract with any of its partners, members or their respective Affiliates;

(xi)                              adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

(xii)                           [file an entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) on Internal Revenue Service Form 8832 (Entity Classification Election) to treat the [Property Owner][Tenant][Contributor] as an association taxable as a corporation for federal income Tax purposes; make or change any other Tax elections; commence, settle, compromise, or take any other material action with respect to any audit, investigation, dispute, deficiency, assessment, claim, litigation, or other action in respect of Taxes (including, for the sake of clarity, any liability for any amount as a result of a failure to comply with applicable Tax law); request a ruling or determination from any taxing authority; change any Tax accounting period; adopt or change any method of Tax accounting; file any amended Tax return that could result in tax liabilities for, or otherwise have a negative impact on, NSA (or its members); enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or similar agreement, or any closing or similar agreement relating to any Tax; surrender any right to claim a Tax refund; consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment; or take any action which has the effect of any of the foregoing;] or

(xiii)                        authorize any of, or commit or agree to take any of, the foregoing actions.

5.3.                            Insurance.  Through the Closing, the Contributor shall [cause the [Property Owner][Tenant] to] maintain at its sole cost and expense all insurance in effect on the date of this Agreement and otherwise consistent with prudent insurance maintenance practices on property of the type and in the geographical area of the Property (the “Current Insurance Policies”).

5.4.                            Personal Property.  NSA agrees that the [Property Owner][Tenant][Contributor] may remove items of Personal Property from the Property in the normal course of operation of the Property or if such items are damaged or destroyed by fire or other casualty, provided that such items are replaced by Personal Property of equal or greater utility and value.  Any such Personal Property removed shall cease to constitute “Personal Property” for all purposes under this Agreement.  Any Personal Property replaced in the Property pursuant to this Section shall, to the extent not thereafter removed in accordance with the terms of this Section, constitute “Personal Property” for all purposes under this Agreement.

5.5.                            Leasing.  Through the Closing, the [Property Owner][Tenant][Contributor] shall not execute, modify, approve and/or cancel any Leases without NSA’s prior written approval except in the ordinary course of business consistent with past practices.  All Leases entered into from and after the date of this Agreement in accordance with the terms of this Section shall constitute Leases under this Agreement.  The Contributor shall [cause the [Property Owner][Tenant] to] comply with the material terms of all Leases.

5.6.                            Contracts.  Through the Closing, the [Property Owner][Tenant][Contributor] shall not execute, modify, terminate, approval and/or cancel any Contracts or other such operational agreements without NSA’s prior written approval, other than Contracts or other agreements which are for a cost of less than $10,000 or more per annum and in the ordinary course of business consistent with past practices. The Contributor shall [cause the [Property Owner][Tenant] to]comply with the terms of all Contracts or other such operational agreements.

5.7.                            Availability of Records.  The Contributor shall reasonably cooperate with NSA to obtain any information needed from or pertaining to the Contributor, [Property Owner,][Tenant,] or the Property.  Upon written request of NSA, the Contributor’s Representative shall (i) make its records available to NSA for inspection, copying and audit by NSA’s designated accountants at NSA’s sole cost and expense, and (ii) cooperate with NSA to the extent reasonably necessary to obtain any applicable Licenses not in existence on the Closing Date and necessary for the operation of all or any portion of the Property.

5.8.                            Title.  Prior to the Closing, [neither] the Contributor [nor the [Property Owner][Tenant]] shall [not], without the prior consent of NSA, which consent may be withheld, conditioned or delayed in NSA’s sole discretion, mortgage, pledge or subject the Property to a Lien, or permit to be placed or recorded any document affecting or changing the status of title to all or any portion of the Property.

5.9.                            [Property Owner][Tenant[[Contributor] Organizational Documents; Exclusivity.  The Contributor shall not [permit the [Property Owner][Tenant] to] amend, modify or terminate any of its Organizational Documents or to fail to [remain] [maintain the [Property Owner][Tenant]] in good standing in its state of formation and the state in which the Property is located.  The Contributor shall not [permit the [Property Owner][Tenant] to] enter into any agreement or arrangement, including any term sheet, letter of intent, contract or like agreement, for or relating to the purchase or sale of the [the Contributed Interest,][Contributor,][Property Owner,][Tenant,] the Property or any part thereof or any of their respective assets, except for purchases and sales of personal properties by the [Property Owner][Tenant][Contributor] in the ordinary course of business consistent with past practices in an amount not to exceed $10,000.

5.10.                     Notices Received.  The Contributor shall provide copies to NSA of any written notice the Contributor [or the [Property Owner][Tenant]] receives on or before the Closing Date (i) from any Authority concerning any possible violation of applicable Laws, (ii) concerning any possible breach of or default under any Contract, Lease, or any other document or instrument to which the Contributor [or [Property Owner][Tenant]] is a party or by which Property is bound, or (iii) regarding any possible condemnation or similar proceeding affecting the Property.

5.11.                     Equity Issuance.  Through the Closing, the Contributor shall not[, cause or permit the [Property Owner][Tenant] to] issue any ownership interests in the [Property Owner][Tenant] [Contributor] (directly or indirectly) or any options, warrants, purchase rights, subscription rights, conversion rights, preemptive rights, exchange rights or other contracts or commitments that could require the [Property Owner][Tenant][Contributor] to issue, sell or otherwise cause to become outstanding any additional ownership interests.

5.12.                     Reasonable Best Efforts to Consummate; Preparation of Consent Statement

(a)                                 Subject to the terms and conditions of this Agreement, each of the parties shall (and shall cause its respective Affiliates to) use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Related Agreements as promptly as practicable, including using its reasonable best efforts to obtain any consents, approvals, waivers, permits or authorizations that are required to be obtained (under any applicable Law or regulation or from any Authority or third party) in connection with the transactions contemplated by this Agreement and Related Agreements, obtain pay-off letters for the Existing Loans, prepare, execute and deliver such instruments and take or cause to be taken such actions as any other party shall reasonably request in order to consummate the transactions contemplated by this Agreement and the Related Agreements.

(b)                                 The Contributor shall, if necessary or otherwise directed by NSA, as soon as reasonably practicable, prepare and, after consultation with NSA, distribute a consent statement and information document (as subsequently amended, the “Consent Statement”) for the purpose of soliciting consent of the Contributor’s partners, members and/or beneficial owners, as applicable, to approve the transactions contemplated by this Agreement and the Related Agreements.  If at any time prior to the Closing Date there shall occur any event that is required to be set forth in an amendment or supplement to the Consent Statement, the Contributor shall promptly prepare, and, after consultation with NSA, mail to its Contributor’s partners, members and/or beneficial owners such an amendment or supplement.  NSA and its counsel shall be given a reasonable opportunity to review and comment upon the Consent Statement and related materials and any proposed amendment or supplement to the Consent Statement prior to its distribution to the Contributor’s partners, members and/or beneficial owners.  Subject to the other provisions of this Agreement, the Consent Statement will contain the Contributor’s recommendation to approve the transactions contemplated by this Agreement and the Related Agreements. The Consent Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Without limiting the generality of the foregoing, each of the parties shall correct promptly any information provided by it to be used in the Consent Statement, if and to the extent any such information shall be or have become false or misleading in any material respect and shall take all steps necessary to correct the same and to cause the Consent Statement as so corrected to be distributed to the Contributor’s partners, members and/or beneficial owners, as applicable, in each case to the extent required by applicable law or otherwise deemed appropriate by the Contributor.

5.13.                     Cooperation in Realization Transaction.  Upon receipt of written notice from NSA that NSA or its Affiliates intend to consummate a Realization Transaction (as defined in the NSA OP Agreement), the Contributor:

(a)                                 (if the Contributor Representative,) agrees to cooperate with the preparation of any financial statements relating to the Property necessary in connection with the Realization Transaction;

(b)                                 agrees that if the underwriters, if any, request that the Contributor holds the [Class A NSA Units][NSA Partnership Units] (and any equity interest into which the [Class A NSA Units][NSA Partnership Units] are convertible into) for a period of time following the Realization Transaction that the Contributor will do so and will enter into a customary lock-up agreement; and

(c)                                  agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of any such underwriting agreements; provided that the Contributor shall be required to make any representations or warranties in connection with a Realization Transaction other than representations and warranties regarding the Contributor.

5.14.                     Cooperation with respect to Closing Deliverables.  NSA may, at its sole discretion: (a) seek to obtain ALTA standard coverage [owner’s][leasehold] policy of title, together with such additional coverage and endorsements, as NSA may require, including extended coverage, in a form satisfactory to NSA, insuring [fee][leasehold] title to the Property [in the [Property Owner][Tenant]] (a “Title Policy”), (b) commission a surveyor of NSA’s choice to prepare an ALTA survey of the Property (a “Survey”); and (c) engage an environmental consultant of NSA’s choice to prepare a Phase I environmental site assessment of the Property (a “Phase I Assessment”).  Contributor shall, and shall cause its Affiliates to, cooperate with NSA’s obtaining of such Title Policies, Surveys and Phase I Assessments.

5.15.                     [Cooperation With Audit / Financial Statements.  From and after the Closing Date, the Contributor shall cooperate with the financial statement and audit requirements as set out in Exhibit K.]

5.16.                     Survival.  The provisions of this Article 5 shall survive the Closing.

Article 6
Closing Prorations

6.1.                            Taxes, Assessments and Utilities.  All real estate taxes affecting the Property and all charges for water, sewer, electricity, gas, telephone and all other utilities with respect to the Property, shall be apportioned on a per diem basis as provided below, and any amounts shall be credited or debited, as applicable, against the Contribution Value.  General real estate taxes payable for the fiscal year in which the Closing occurs shall be prorated as of the Proration Date.  The [Property Owner][Tenant][Contributor] shall pay on or before Closing the full amount of any bonds or assessments against the Property that may be payable for the period prior to the Proration Date.  The [Property Owner][Tenant][Contributor] will be responsible for the cost of all utilities used prior to the Proration Date, except to the extent such utility charges are billed to and paid by tenants directly.  If any prorations under this Section cannot be calculated finally on the Closing Date, then they shall be estimated at the Closing and calculated finally in accordance with Section 6.9.

6.2.                            Rent.  Except for delinquent rent, all rent under the applicable Leases and other income attributable to the Property and collected common area expense payments shall be apportioned on a per diem basis as of the Proration Date.  Payments with respect to delinquent rent received by the [Property Owner][Tenant][Contributor] from tenants of the Property within the 12 months following the Proration Date shall be applied first to rents then due for any period following the Proration Date from such tenant and any excess shall be paid to the owners of the [Property Owner][Tenant][Contributor] based on their ownership interests in the [Property Owner][Tenant][Contributor] prior to the Closing.  Any amounts received by the Contributor or its Affiliates on account of rent or other income from and after the Closing Date with respect to the Property shall be turned over to the [Property Owner][Tenant][Contributor] for application in accordance with the terms of this Section.

6.3.                            Payments on Permitted Exceptions.  Payments owing under any Permitted Exceptions (other than the Existing Mortgage Debt) shall be apportioned on a per diem basis as of the Proration Date.  Such payments accruing prior to the Proration Date shall reduce the amount of the Contribution Value, and, subject to the terms of this Agreement, any such payments accruing on or after the Proration Date shall be disregarded.

6.4.                            Operational Agreement Payments and Other Expenses.  Payments under all Contracts and for the Property’s operating maintenance expenses, including, without limitation, fuel, shall be apportioned on a per diem basis as of the Proration Date to the extent possible.  All such expenses accruing prior to the Proration Date shall reduce the Contribution Value and all such expenses accruing as of the Proration Date and thereafter shall be disregarded.  If final bills are not available as of Closing, amounts to be prorated under this Section shall be prorated on the basis of the most current bills then available and promptly re-prorated on receipt of final bills.  On the Closing Date, the Contribution Value shall be reduced by the amount necessary to release or satisfy any outstanding, due and payable Liens (including, judgment liens) filed against the Property or the [Property Owner][Tenant][Contributor] on the Proration Date (including the Existing Mortgage Loan).

6.5.                            [Cash; Reserves.  On the Closing Date, the Contribution Value shall be increased by an amount equal to the aggregate balances of all bank accounts, operating accounts, replacements and reserves, tax, insurance or other similar accounts (other than amounts relating to (1) security deposits to the extent not otherwise deducted from the Contribution Value as a liability of the [Property Owner][Tenant] and (2) loan reserves covered by Section 6.7) owned by the [Property Owner][Tenant] as of the Closing Date.]

6.6.                            [Loan Reserves.  On the Closing Date, the Contribution Value shall be increased by the amount of loan reserves held by the [Property Owner][Tenant] or the lender relating to the Existing Mortgage Debt as of the Proration Date.]

6.7.                            Condemnation Proceeds and Other Proceeds.  On the Closing Date, the Contribution Value shall be decreased to reflect distributions made by the [Property Owner][Tenant][Contributor] after the Proration Date of funds consisting of loan proceeds, casualty insurance proceeds, proceeds from condemnation or eminent domain proceedings, or proceeds from the sale or other disposition of the Property or any interest therein, or that are otherwise derived from a source other than the operation, leasing, management or occupancy of the Property.

6.8.                            Prepayment Penalties. On the Closing Date, the Contribution Value shall be decreased by an amount equal to the total of all premiums, penalties, fees and costs associated with the prepayment of the Existing Loans.

6.9.                            True-up.  If any of the items described in this Article 6 hereof cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, such items shall be prorated on the basis of the parties’ reasonable estimates of such amounts, and shall be the subject of a final proration no later than six (6) months after the Closing Date. NSA shall promptly notify the Contributor Representative when it becomes aware that any such estimated amount has been ascertained.  Once all revenue and expense amounts have been ascertained as of the Closing Date, NSA shall prepare, and certify as correct, a final proration statement which shall be subject to approval by the Contributor Representative.  Upon such acceptance and approval of any final proration statement submitted by NSA, such statement shall be conclusively deemed to be accurate and final.  If any of the items described in this Article 6 hereof are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the date such error is discovered, and the proper party shall be promptly reimbursed. Any amounts owed by a party to another party based on post-Closing prorations required under this Article 6 (the “Net Adjustment”) shall be resolved as follows:

(a)                                 If the Net Adjustment is payable by the Contributor, the Contributor shall surrender to NSA a number of [Class A NSA Units][NSA Partnership Units (comprising Class A NSA Units and/or Class B NSA Units, as applicable as determined by NSA)] (rounded to the nearest whole number) equal to (i) the amount of the Net Adjustment divided by (ii) [$          ].

If the Net Adjustment is payable to the Contributor, NSA shall issue to the Contributor a number of additional [Class A NSA Units][NSA Partnership Units (comprising Class A NSA Units and/or Class B NSA Units, as applicable as determined by NSA)] (rounded to the nearest whole number) equal to (i) the amount of the Net Adjustment divided by (ii) [$          ].

6.10.                     No Duplication.  The parties acknowledge that in no event shall there be any duplication of any debits or credits pursuant to (or in the application of) the terms of this Article 6.

6.11.                     Survival.  The provisions of this Article 6 shall survive the Closing.

Article 7
Defaults and Remedies

7.1.                            Default by the Contributor.  If the Closing is not consummated because of a default by the Contributor under this Agreement, then NSA may either (i) seek specific performance of this Agreement by requiring the Contributor to [assign][convey] the [Contributed Interest][Property] to NSA [Partner] in accordance with the terms hereof and in connection therewith the Contributor shall reimburse NSA for the actual out-of-pocket expenses incurred by NSA in connection with seeking such specific performance, or (ii) terminate this Agreement and, except as expressly set forth elsewhere in this Agreement, neither the Contributor nor NSA shall thereafter have any obligation under any provision of this Agreement.

7.2.                            Default by NSA.  If the Closing is not consummated as a result of a default by NSA [or NSA Partner] hereunder, then the Contributor shall have the right to terminate this Agreement and, except as expressly set forth elsewhere in this Agreement, neither the Contributor nor NSA shall thereafter have any obligation under any provision of such Agreements.

7.3.                            Waiver of Damages.  Except for the specific remedies set forth in Sections 7.1, 7.2, Article 8 and Section 11.1, the Contributor [and][,] NSA[, and NSA Partner] each hereby waive any and all rights to claim actual, consequential or punitive damages against the other party for failure to perform its respective obligations hereunder.

Article 8
Indemnification

8.1.                            Contributor Indemnification.  Subject to the limitations provided below, from and after the Closing Date, the Contributor agrees to indemnify, defend and hold harmless the NSA Indemnified Parties from and against all Losses which are incurred or suffered by any of them based upon, arising out of, in connection with or by reason of (i) any act, omission, occurrence or event, accruing, arising or occurring prior to the Closing Date not included in the closing prorations of Article 6 (except as otherwise set forth in sub-section (ii), (iii) or (iv) of this Section), (ii) the breach of any of the representations or warranties of the Contributor, [or] (iii) any breach by the Contributor of its obligations under this Agreement including any covenant required to be performed by the Contributor pursuant to the terms of this Agreement [or (iv) any claim brought against one or more NSA Indemnified Parties by any Person who directly or indirectly owned an equity interest in the [Property Owner][Tenant] prior to the Closing (or another Person on behalf of such Person who directly or indirectly owned an equity interest in the [Property Owner][Tenant] prior to the Closing) arising as a result of the transactions contemplated by this Agreement].

8.2.                            NSA Indemnification.  Subject to the limitations provided below, from and after the Closing Date, NSA agrees to indemnify, defend and hold harmless the Contributor Indemnified Parties from and against all Losses which are incurred or suffered by any of them based upon, arising out of, in connection with or by reason of (i) the breach of any of the representations or warranties of NSA, or (ii) any breach by NSA of its obligations under this

Agreement including any covenant required to be performed by NSA pursuant to the terms of this Agreement.

8.3.                            Indemnification Procedure.

(a)                                 In the event that either party shall incur or suffer any Losses in respect of which indemnification may be sought by such party pursuant to the provisions of this Article 8, the party seeking to be indemnified hereunder (the “Indemnitee”) shall assert a claim for indemnification by written notice (a “Notice”) to the party from whom indemnification is sought (the “Indemnitor”) stating the nature and basis of such claim.  In the case of Losses arising by reason of any third party claim, the Notice shall be given within 60 days of the filing of any such claim against the Indemnitee, but the failure of the Indemnitee to give the Notice within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee except to the extent that the Indemnitor is prejudiced thereby and then only to the extent of such prejudice.

(b)                                 The Indemnitee shall provide to the Indemnitor on request all information and documentation reasonably necessary to support and verify any Losses which the Indemnitee believes give rise to a claim for indemnification hereunder and shall give the Indemnitor reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee which would have bearing on such claim.

(c)                                  In the case of third party claims for which indemnification is sought, the Indemnitor shall have the option (i) to conduct any proceedings or negotiations in connection therewith, (ii) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not, without the consent of the Indemnitee, settle any such claim on terms which does not (A) include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnitee of a release of all liabilities in respect of such claims and (B) result only in the payment of monetary damages), and (iii) to employ counsel, which counsel shall be reasonably acceptable to the Indemnitee, to contest any such claim or liability in the name of the Indemnitee or otherwise.  In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim; provided, however, that if the defendants in any such action or claim include both the Indemnitee and the Indemnitor and the Indemnitee shall have reasonably concluded that there would be a conflict of interest were the same counsel to represent the Indemnitee and the Indemnitor, the Indemnitee shall be entitled to be represented by separate counsel at the Indemnitor’s expense; provided further, however, that such action or claim shall not be settled without the Indemnitor’s consent, which shall not unreasonably be withheld.  The Indemnitor shall, within 30 days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim.  Until the Indemnitee has received notice of the Indemnitor’s election whether to defend any claim, the Indemnitee shall take reasonable steps to defend (but may not settle) such claim.  If the Indemnitor shall decline to assume the defense of any such claim, or shall fail to notify the Indemnitee within 30 days after receipt of the Notice of the Indemnitor’s election to defend such claim, the Indemnitee shall have the right to undertake the defense, compromise or settlement of such claim.  The expenses of all proceedings, contests or lawsuits in respect of claims for which the Indemnitor would be responsible for indemnifying the Indemnitee if determined adversely to the Indemnitee shall be borne by the Indemnitor and paid by the Indemnitor as incurred promptly against deliver of reasonably detailed invoices therefor.

8.4.                            Cooperation in Defense.  Each party indemnified under any indemnity contained in this Agreement shall cooperate in all reasonable respects in the defense of the third-party claim pursuant to which the indemnifying party is alleged to have liability.

8.5.                            Survival.  This Article 8 shall survive Closing or the termination of the parties’ obligations to consummate the transactions contemplated by this Agreement.  Subject to the terms of this Section below, all representations and warranties of the Contributor contained in this Agreement shall survive Closing for a period of 12 months and shall not be merged in any instrument of conveyance except that (i) the Fundamental Representations shall survive the Closing indefinitely, and (ii) the representations and warranties set forth in Section 4.1(m) and Section 4.1(q) shall survive the Closing until ninety (90) days following the applicable statute of limitations period.  All covenants set forth in this Agreement shall survive the Closing indefinitely and shall not be deemed to be merged into or waived by the instruments of Closing. If a written notice asserting a claim for breach of any such representation or warranty or a claim for indemnification under Section 8.1 or Section 8.2 shall have been given to the indemnifying party prior to the expiration of such representation or warranty or claim under Section 8.1 or Section 8.2, as the case may be, such representation and warranty and any right to indemnification for breach thereof, shall survive, to the extent of such claim only, until such claim is resolved. Notwithstanding anything to the contrary contained herein, for the purposes of calculating Losses, if such claim relates to a breach of a representation or warranty and such representation or warranty is qualified in any respect by materiality, for the purposes of calculating Losses such materiality qualification will be ignored. The Contributor acknowledges that in the event it is required to indemnify the Indemnitees for Losses pursuant the terms of this Article 8, then without further notice or action, NSA shall have the right to, at its option, either (i) require the Contributor to surrender a number of [Class A NSA Units][NSA Partnership Units (comprising Class A NSA Units and/or Class B NSA Units, as applicable)] held by the Contributor by an amount equal to the total liability of the Contributor under this Article 8 divided by [$          ] and/or (ii) apply the amount of any distributions that Contributor shall be entitled to by virtue of being a holder of [Class A NSA Units][NSA Partnership Units] with respect to such indemnification obligation, and the Contributor’s obligations to indemnify NSA for such Losses shall be deemed satisfied in full. The number of Class A NSA Units [and/or Class B NSA Units, as applicable], that shall be surrendered pursuant to this Section 8.5, shall be determined by NSA.

Article 9

Casualty and Condemnation

9.1.                            Fire or Other Casualty, Condemnation.

(a)                                 Contributor (if the Contributor Representative) agrees to give NSA reasonably prompt notice of any fire or other casualty occurring at the Property of which Contributor obtains knowledge, between the date hereof and the date of the Closing, or of any actual or threatened condemnation of all or any part of the Property of which Contributor obtains knowledge.

(b)                                 If prior to the Closing there shall occur (i) damage to the Property caused by fire or other casualty which would cost an amount equal to $200,000 (the “Material Amount”) or more to repair, as reasonably determined by an engineer selected by the Contributor Representative which is reasonably satisfactory to NSA or (ii) a taking by condemnation of any material portion of the Property, then, and in either such event, NSA may elect to terminate this Agreement by written notice given to Contributor, in which event this Agreement shall thereupon be null and void and neither party hereto shall thereupon have any further obligation to the other, except for the provisions hereof which expressly survive the termination of this Agreement.  If NSA does not elect to terminate this Agreement, then the Closing shall take place as herein provided, and Contributor [shall cause the [Property Owner][Tenant] to] assign to NSA [Partner] at the Closing, by written instrument, all of [Property Owner’s][Tenant’s][Contributor’s] interest in and to any insurance proceeds or condemnation awards which may be payable on account of any such fire, casualty or condemnation, and [Contributor shall cause the [Property Owner][Tenant] to] deliver to NSA [Partner] any such proceeds or awards actually theretofore paid to or on behalf of [Property Owner][Tenant][Contributor], less any amounts (the “Reimbursable Amounts”) (i) actually and reasonably expended or incurred by [Property Owner][Tenant][Contributor] in adjusting any insurance claim or negotiating and/or obtaining any condemnation award (including, without limitation, reasonable attorneys’ fees and expenses) and/or (ii) theretofore actually and reasonably incurred or expended by or for the account of [Property Owner][Tenant][Contributor] for the cost of any compliance with Laws, protective restoration or emergency repairs made by or on behalf of [Property Owner][Tenant][Contributor] (to the extent [Property Owner][Tenant][Contributor] has not theretofore been reimbursed by its insurance carriers for such expenditures), and [Property Owner][Tenant][Contributor] shall pay to NSA the amount of the deductible, if any, under [Property Owner’s][Tenant’s][Contributor’s] property insurance policy(ies), less all Reimbursable Amounts not received by [Property Owner][Tenant][Contributor] from any insurance proceeds or condemnation awards paid to [Property Owner][Tenant][Contributor] prior to the Closing.  The proceeds of rent interruption insurance, if any, shall on the Closing Date be appropriately apportioned as provided in Section 6.8.  The provisions of this Section 9.1 shall survive the Closing for one year.

(c)                                  If, prior to the Closing, there shall occur (i) damage to the Property caused by fire or other casualty which would cost less than the Material Amount to repair, as determined by an engineer selected by the Contributor Representative which is reasonably satisfactory to NSA, or (ii) a taking by condemnation of any part of the Property which is not material, then, and in either such event, neither NSA nor Contributor shall have the right to terminate its obligations under this Agreement by reason thereof, but Contributor shall [cause [Property Owner][Tenant] to] assign to NSA at the Closing, by written instrument, all of [Property Owner’s][Tenant’s][Contributor’s] interest in any insurance proceeds or condemnation awards which may be payable to [Property Owner][Tenant][Contributor] on account of any such fire, casualty or condemnation, and Contributor shall [cause [Property Owner][Tenant] to] deliver to NSA any such proceeds or awards actually theretofore paid to or on behalf of [Property Owner][Tenant][Contributor], in each case less any Reimbursable Amounts, and Contributor shall [cause [Property Owner][Tenant] to] pay to NSA the amount of the deductible, if any, under [Property Owner’s][Tenant’s][Contributor’s] property insurance policy(ies), less all Reimbursable Amounts not received by [Property Owner][Tenant][Contributor] from any insurance proceeds or condemnation awards paid to [Property Owner][Tenant][Contributor] prior to the Closing.  The proceeds of rent interruption insurance, if any, shall on the Closing

Date be appropriately apportioned as provided in Section 6.8.  The provisions of this Section 9.1 shall survive the Closing for one year.

(d)                                 For purposes of this Article 9, a taking by condemnation or eminent domain of a material portion of the Property shall mean any taking which causes a diminution in value of the Property in excess of the Material Amount or eliminates or materially restricts access to the Property.

(e)                                  In the event NSA elects not to terminate this Agreement in accordance with Section 9.1(b) above, or upon the occurrence of the events set forth in Section 9.1(c)(i) or Section 9.1(c)(ii) above, Contributor (if the Contributor Representative) shall have the right to negotiate, compromise or contest the obtaining of any insurance proceeds and/or any condemnation awards, subject to NSA’s written consent, which consent shall not be unreasonably withheld or delayed.

Article 10

Omitted

10.1.                     Omitted.

Article 11
Miscellaneous

11.1.                     Brokers.  Each party to this Agreement represents and warrants that neither it nor any of its Affiliates has had any contact or dealings regarding the Property or any communication in connection with the subject matter of the transactions contemplated by this Agreement, through any real estate broker or other Person who can claim a right to a commission or finder’s fee in connection therewith.  In the event that any other broker or finder claims a commission or finder’s fee based upon any contact, dealings or communication, the party through whom or through whose Affiliate such other broker or finder makes its claim shall be responsible for such commission or fee and all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the other party and its Affiliates in defending against the same.  The party through whom or through whose Affiliate such other broker or finder makes a claim shall hold harmless, indemnify and defend the other party hereto, its successors and assigns, agents, employees, officers and directors, and the Property from and against any and all Losses, arising out of, based on, or incurred as a result of such claim.  The provisions of this Section shall survive the Closing or termination of the parties’ obligations to consummate the transactions contemplated by this Agreement.

11.2.                     Marketing.  The Contributor shall not[, and shall cause the [Property Owner][Tenant] not to,] market the Property for sale during the term of this Agreement or entertain or discuss any offer to purchase or acquire the Property with any Person other than NSA and its Affiliates.

11.3.                     Entire Agreement; No Amendment.  This Agreement and the Related Agreements represent the entire agreement among each of the parties hereto with respect to the subject matter hereof.  It is expressly understood that no representations, warranties, guarantees or other statements shall be valid or binding upon a party unless expressly set forth in this Agreement.  It is further understood that any prior agreements or understandings between the parties with respect to the subject matter hereof have merged in this Agreement or the Related Agreements, which alone fully expresses all agreements of the parties hereto as to the subject matter hereof and supersedes all such prior agreements and understandings.  This Agreement may not be amended, modified or otherwise altered except by a written agreement approved by NSA, together with either the Contributor Representative or by limited partners representing a majority of the then outstanding Class B NSA Units.  It is agreed that no obligation under this Agreement which by its terms is to be performed or continue to be performed after Closing and no provision of this Agreement which is expressly to survive Closing shall merge upon Closing, but shall survive Closing.

11.4.                     Certain Expenses.  The expenses incurred in connection with this Agreement and the transactions contemplated hereby (whether or not the Closing shall take place), including, without limitation, all accounting, legal, investigatory and appraisal fees, shall be paid by each party according to the custom of the state where the Property is located.  The Contributor shall be responsible for paying on or before the Closing, 100% of any state or county, 100% of any city or local, transfer, documentary or stamp taxes due and payable in connection with the [contribution][conveyance] of the [Contributed Interest][Property] to NSA and 100% of the costs and expenses of the Title Policy (if any).

11.5.                     Tax Covenants.  The Contributor, and NSA shall provide each other with such cooperation and information relating to any of the [Class A NSA Units][NSA Partnership Units][, the [Property Owner][Tenant],] or the Property as the parties reasonably may request in connection with (i) filing any tax return, amended tax return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, (iii) conducting or defending any proceeding in respect of taxes, or (iv) determining any tax attributes related to the Property, the Contributor or any direct or indirect owners of the Contributor with respect to the ownership of the [Class A NSA Units][NSA Partnership Units].  Such reasonable cooperation shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  NSA shall promptly notify the Contributor upon receipt by NSA or its Affiliates of notice of (A) any pending or threatened tax audits or assessments with respect to the income, properties or operations of any of NSA or with respect to the [Property Owner][Tenant][Contributor] or the Property and (B) any pending or threatened federal, state, local or foreign tax audits or assessments of NSA or any of their respective Affiliates, in each case which may affect the liabilities for taxes of the Contributor (or its members) [or [Property Owner][Tenant]] with respect to any tax period ending before or as a result of the Closing.  The Contributor shall promptly notify NSA in writing upon receipt by the Contributor[, Property Owner,][, Tenant,] or any of [their][its] respective Affiliates of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of NSA, the [Property Owner][Tenant][Contributor], or with respect to the Property.  The Contributor and NSA shall retain all tax returns, schedules and work papers with respect to NSA, the [Property Owner][Tenant][Contributor], and the Property, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate and until the final determination of any tax in respect of such years.

11.6.                     [Acknowledgement of Ground Lease.  NSA and NSA Partner hereby acknowledge and agree that Tenant is and shall be subject to all of the covenants, terms and conditions of the Ground Lease for the duration of the term thereof.]

11.7.                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered with proof of delivery thereof (any notice or communication so delivered being deemed to have been received at the time delivered), or sent by United States certified mail, return receipt requested, postage prepaid (any notice or communication so sent being deemed to have been received two Business Days after mailing in the United States), with failure or refusal to accept delivery to constitute delivery for all purposes of this Agreement, addressed to the respective parties as follows:

If to the Contributor, to the address shown on the signature page hereto

If to NSA [or NSA Partner], to:

National Storage Affiliates

5200 DTC Parkway, Suite 200

Greenwood Village, CO 80111

Fax: 720-630-2626

Attention:  Tamara Fischer

with a copy to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Facsimile:  212 878 8375

Attention:  Jay L. Bernstein, Esq.

11.8.                     No Assignment.  Except as provided in this Section below, neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party.  NSA may, without such consent, assign its rights hereunder to any lender as collateral security.

11.9.                     Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the choice of laws provisions thereof.

11.10.              Multiple Counterparts.  This Agreement may be executed in multiple counterparts.  If so executed, all of such counterparts shall constitute but one agreement, and, in proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.  To facilitate execution of this Agreement, the parties may execute and exchange by facsimile or electronic mail PDF copies of counterparts of the signature pages.

11.11.              Further Assurances.  From and after the date of this Agreement and after the Closing, the parties hereto shall take such further actions and execute and deliver such further documents and instruments as may be reasonably requested by the other party and are reasonably necessary to provide to the respective parties hereto the benefits intended to be afforded hereby, including, without limitation, all books and records relating to the Property.

11.12.              Miscellaneous.  Whenever herein the singular number is used, the same shall include the plural, and the plural shall include the singular where appropriate, and words of any gender shall include the other gender when appropriate.  The headings of the Articles and the Sections contained in this Agreement are for convenience only and shall not be taken into account in determining the meaning of any provision of this Agreement.  The words “hereof” and “herein” refer to this entire Agreement and not merely the Section in which such words appear.  If the last day for performance of any obligation hereunder is not a Business Day, then the deadline for such performance or the expiration of the applicable period or date shall be extended to the next Business Day.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.  The Exhibits and Schedules attached hereto are hereby incorporated herein and shall be deemed a part of this Agreement.

11.13.              Invalid Provisions.  If any provision of this Agreement (except the provision relating to the Contributor’s obligation to [contribute][convey] the [Contributed Interest][Property] or NSA’s obligation to issue the [Class A NSA Units][NSA Partnership Units] to the Contributor pursuant to Section 2.1, the invalidity of any which shall cause this Agreement to be null and void) is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

11.14.              Confidentiality; Publicity.

(a)                                 Each party agrees to maintain in confidence through the Closing, and Contributor agrees to maintain in confidence following the closing, in each case unless otherwise required by applicable Law, reporting requirements or accounting or auditing standards, all materials and information received from the other party or otherwise regarding the Property, [the Property Owner][Tenant] and the other matters which are the subject of this Agreement (“Confidential Information”).  The Contributor and NSA agree that, prior to the Closing Date, neither of them, without the prior written consent of the other party hereto, shall publicly or privately reveal any information relating to the existence or terms and conditions of the transactions contemplated hereby, except as permitted below in this Section.

(b)                                 The parties agree that nothing in this Section shall prevent the Contributor or NSA from disclosing or accessing any Confidential Information under this Section (i) in connection with the enforcement of a party’s rights hereunder, or (ii) pursuant to any legal requirement in connection with the issuance or transfer of securities by NSA, including, without limitation, federal or state securities laws, any reporting requirement or any accounting or auditing standard.  The Contributor and NSA further agree that nothing in this Section shall prevent the other of them from disclosing any Confidential Information to its respective Affiliates, owners, employees, counsel, lenders, and agents (collectively, “Representatives”) to the extent reasonably necessary to perform due diligence and complete the transactions contemplated hereby; provided, that the disclosing party informs its Representatives of the confidential nature of the Confidential Information and remains responsible for enforcing the terms of this Section as to such Representatives.

(c)                                  Following the Closing, subject to the NSA LP Agreement, the Contributor and NSA shall have the sole right to determine the form, timing and substance of, and to issue, all public disclosures concerning the transactions contemplated by this Agreement.

(d)                                 Upon the termination of this Agreement for any reason, each party will (i) promptly deliver to each other party all Confidential Information furnished by such other party or its Representatives, together with all copies and summaries thereof in its possession or under its control or the possession or control of its Representatives, and (ii) destroy all materials it or its Representatives have generated that include or refer to any part of the Confidential Information, without retaining a copy of any such material, and confirm such destruction in writing (including a list of the destroyed materials).

(e)                                  Because an award of money damages would be inadequate for any breach of this Section by a party or its Representatives and any such breach would cause the other party irreparable harm, each party agrees that, in the event of any breach or threatened breach of this Section, such other party shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance and shall be entitled to recover all of its costs and expenses (including reasonable attorney fees) in enforcing this Section.

(f)                                   This Section 11.1[3][4] shall survive the Closing or the termination of the parties’ obligations to consummate the transactions contemplated by this Agreement.

11.15.              Time of Essence.  Time is of the essence with respect to this Agreement.

11.16.              Attorneys Fees.  If this Agreement or the transactions contemplated herein gives rise to a lawsuit, arbitration or other legal proceeding between the parties hereto, the prevailing party shall be entitled to recover its costs and reasonable attorney fees in addition to any other judgment of the court or arbitrator(s).

11.17.              Waiver of Jury Trial.  To the fullest extent permitted by applicable law, the parties hereto waive trial by jury in any action, proceeding or counterclaim brought by any party(ies) against any other party(ies) on any matter arising out of or in any way connected with this agreement or the relationship of the parties created hereunder.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as an instrument under seal as of the date and year first above written.

NSA

NSA OP, LP, a Delaware limited partnership

By:	National Storage Affiliates Trust, its general partner

By:
Name:
Title:

[NSA Partner

NSA [ ],
a Delaware limited liability company

By:
Name:
Title:]

[Contributor[s]

[ ],
a [ ]

By:
Name:
Title:]

[Whose address is as follows:

[Signature Page to Contribution Agreement]

]

General Partner

National Storage Affiliates Trust

By:
Name:
Title:

Contributor Representative
[Insert name of applicable Core Affiliate for the Property Series]

[Signature Page to Contribution Agreement]

Exhibits and Schedules

Exhibit A — Gross Contribution Value

Exhibit B — Legal Description of the Land

Exhibit C — Form of Facilities Portfolio Management Agreement

Exhibit D — Permitted Exceptions

Exhibit E — Form of [Contributor Interest Assignment][Deed]

Exhibit F1 — Form of FIRPTA Certificate

Exhibit F2 — Form W-9 [and FIRPTA Affidavit]

Exhibit G — Certificates of Insurance

Exhibit H — Omitted

Exhibit I — Accredited Investor Questionnaire

Exhibit J — [Pro Forma Balance Sheet][Assignment and Assumption of Leases and Other Occupancy Agreements]

Exhibit K — [Financial Statement Information][Form of General Assignment and Bill of Sale]

[Schedule 4.1(b) — Qualified State(s)]

Schedule 4.1(c) — Authorization; No Contravention

Schedule 4.1(e) — Contracts

Schedule 4.1(f) — Rent Roll

Schedule 4.1(i) — Hazardous Materials Reports and Issues

Schedule 4.1(k) — Financial Statements

Schedule 4.1(n)[-1]) — Existing Loans

[Schedule 4.1(n)-1(a) — Repaid Existing Loans]

[Schedule 4.1(r) — Bank Accounts]

[Schedule 4.1(s) — Outstanding Ownership Interests]

Schedule 4.1(u) — Subsidiaries

Schedule 4.1(v) — Single Purpose

EXHIBIT A

Gross Contribution Value

[Gross Contribution Value is equal to: $                          ]

[Gross Contribution Value consists of $                           allocable to the value of real estate and $                           allocable to the value of goodwill.]

A - 1

EXHIBIT B

Legal Description of Land

[NSA TO PROVIDE]

B - 1

EXHIBIT C

Form of Facilities Portfolio Management Agreement

C - 1

EXHIBIT D

Permitted Exceptions

D - 1

EXHIBIT E

Form of [Contributed Interest Assignment][Deed]

[ASSIGNMENT AND ASSUMPTION OF OWNERSHIP INTERESTS

This Assignment and Assumption of Ownership Interests (“Assignment”) is made and entered into effective as of                           , 201[  ] (the “Effective Date”), by and among the parties listed on the signature page hereto (each such party, an “Assignor”, and collectively, the “Assignors”), and [NSA OP, LP, a Delaware limited partnership][NSA           , a Delaware limited liability company] (“Assignee”).

RECITALS

A.                                    Assignor is the legal and beneficial owner of [      ]% of the [Class Y Units of][limited liability company interest][limited partnserhip] (the “Ownership Interests”) in                             , a                                                (the “Company”).

B.                                    Assignor desires to assign the Ownership Interests to Assignee, and Assignee desires to assume the Ownership Interests from Assignor.  [It is the intent of the parties that, upon this Assignment, Assignor will withdraw as a [member][partner] (“Owner”) of the Company, and Assignee will become a substitute [member][partner] of the Company.]

C.                                    All capitalized terms used in this Assignment, unless otherwise defined herein, shall have the same meanings given to them in the Contribution Agreement of NSA OP, LP between Assignor and Assignee dated as of                             , 201[  ].

ASSIGNMENT

The parties agree as follows:

1.                                      Assignment.  For value received, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers, conveys and delivers the Ownership Interests and all of their right, title and interest in the Company to Assignee.  Upon the Effective Date, the records of the Company, including the Organizational Documents of the Company, shall be amended to reflect Assignee as the owner of the Ownership Interests and Assignee shall become a substitute [member][partner] of the Company.

2.                                      Assumption.  Assignee hereby accepts the foregoing assignment and assumes the agreements and obligations of an owner of Ownership Interests under the Organizational Documents of the Company from and after the Effective Date, including the obligation to fulfill the obligations of Assignor in accordance with the terms of the Organizational Documents with respect to the Ownership Interests.

3.                                      Withdrawal and Substitution of Owner.  Assignor hereby withdraws as the Owner of the Company, and Assignee is hereby admitted and substituted as the sole Owner of the Company with respect to the Ownership Interests.

4.                                      [Resignations. Assignor has caused the resignation or removal of each pofficer and manager][general partner] of the Company and other person holding a similar position prior to the date of this Assignment.]

5.                                      Representations and Warranties.  Assignor hereby represents and warrants to Assignee that all of the Ownership Interests are free and clear of all Liens.  Each of Assignor and Assignee hereby represents and warrants that the execution and delivery by it of this Assignment will not violate or constitute a default under the terms or provisions of any agreement, document or instrument to which it is bound.

6.                                      Effective Date.  This Assignment is effective as of the Effective Date set forth above.

7.                                      Successors and Assigns.  This Assignment is binding on and inures to the benefit of the parties and their respective successors and assigns.

8.                                      Governing Law.  This Assignment, the rights and obligations of the parties hereto, and any claims and disputes relating thereto, are governed by and shall be construed in accordance with the laws of the state of formation of the Company.

9.                                      Counterparts.  This Assignment may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute the same instrument.

10.                               Future Cooperation.  Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of agreements, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment.

[Remainder of Page Intentionally Left Blank;

Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:

[ ],
a [ ]

By:
Name:
Title:

ASSIGNEE:

[NSA OP, LP

By: National Storage Affiliates Trust, its general partner

By:
Name:
Title: ]

[NSA [ ],
a Delaware limited liability company

By:
Name:
Title:]

[attach state specific form of deed]

E - 1

EXHIBIT F1

Form of FIRPTA Certificate

CERTIFICATE OF NON-FOREIGN STATUS

This certificate is being provided in accordance with the provisions of one or more documents entitled “Contribution Agreement of NSA OP, LP” of even date herewith (the “Contribution Agreement”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Contribution Agreement.

Pursuant to the Contribution Agreement, the undersigned is contributing a membership interest in a limited liability company, to [NSA OP, LP, a Delaware limited partnership][NSA               , LLC, a Delaware limited liability company] (the “[Partnership][Company]”) in exchange for [Class A NSA Units and Class B NSA Units].

In accordance with the provisions of the Contribution Agreement, and to inform the [Partnership][Company] that withholding tax is not required upon the consummation of the transactions contemplated in the Contribution Agreement under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), the undersigned hereby certifies the following under penalties of perjury:

1.                                      If an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Treasury Regulations).

2.                                      If not an individual,  is not a disregarded entity as defined in Treas. Reg. § 1.1445-2(b)(2)(iii).

3.                                      Its U.S. employer identification or social security number (as applicable) is                     .

4.                                      Its address is:   [  insert address  ].

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the [Partnership][Company] and that any false statement contained herein could be punished by fine, imprisonment, or both.

F1 - 1

Under penalties of perjury, I declare that I have examined this certification on behalf of the undersigned and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the undersigned in my capacity set forth below.

Dated as of this              day of                                     , 201[  ].

[ ],
a [ ]

By:
Name:
Title:

F1 - 2

EXHIBIT F2

Form W-9

SUBSTITUTE Form W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number(s) or Employer Identification Number
Department of The Treasury Internal Revenue Service

Part 2 — Certification — Under penalties of perjury, I certify that:  (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding because:  (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a U.S. resident alien).

Payer’s Request for Taxpayer Identification Number (TIN)

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return.  However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Part 3 — Awaiting TIN ☐

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
(Applicable only if the box in Part 3 above is checked)

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office, or (b) I intend to mail or deliver an application in the near future.  I understand that if I do not provide a taxpayer identification number within sixty days, 28 percent of all reportable payments made to me thereafter will be withheld until I provide a taxpayer identification number.

SIGNATURE	SIGNATURE, if held Jointly

DATE: , 201[ ]	DATE: , 201[ ]

F2 - 1

EXHIBIT G

Certificates of Insurance

[to be attached]

G - 1

EXHIBIT H

Omitted

H - 1

EXHIBIT I

Accredited Investor Questionnaire

This Questionnaire is being provided in accordance with the provisions of that certain “Contribution Agreement of NSA OP, LP” of even date herewith (the “Contribution Agreement”) pursuant to which the undersigned, or an entity in which the undersigned owns interests in, is contributing interests in one or more entities or properties, to [NSA OP, LP, a Delaware limited partnership][NSA         , LLC, a Delaware limited liability company] (“NSA [Partner]”). Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Contribution Agreement.

The undersigned represents and warrants to NSA [Partner] and the General Partner that it is an “accredited investor” within the meaning given to such term under Rule 501 of Regulation D under the Securities Act and has initialed the applicable statement below.

FOR INDIVIDUALS [Entities should complete the section below]

Please check the appropriate description which applies to you.

(a) ☐              I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000. For purposes of this item question, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Securities for the purpose of investing in the [Class A NSA Units][NSA Partnership Units].

(b) ☐              I am a natural person who had individual income exceeding $200,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year.

(c) ☐               I am a natural person who had joint income with my spouse exceeding $300,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year, as defined above.

(d) ☐              I am a director, executive officer or general partner of the Issuer, or a director, executive officer or general partner of a general partner of the Issuer. (For purposes of this question, executive officer means the president; any vice president in charge of a principal business unit, division or function, such as sales, administration or finance; or any other person or persons who perform(s) similar policymaking functions for the Issuer.)

FOR ENTITIES

Please check the appropriate description which applies to you.

(a) ☐             A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

(b) ☐            A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

(c)  ☐           An insurance company, as defined in Section 2(13) of the Securities Act.

(d) ☐              An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

(e) ☐              A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

(f) ☐             A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

(g) ☐             An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million.

(h) ☐            A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

(i) ☐             A corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the [Class A NSA Units][NSA Partnership Units], and that has total assets in excess of $5 million.

(j) ☐             A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring the [Class A NSA Units][NSA Partnership Units], whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

(k) ☐             An entity in which all of the equity owners are accredited investors and meet the criteria listed for individuals listed above in this Questionnaire.

Dated as of this              day of                                     , 201[  ].

[Contributor:

[ ],
a [ ]

By:
Name:
Title:]

Exhibit J

[Pro Forma Balance Sheet

[To be attached by the Contributor Representative]]

J - 1

[EXHIBIT K

Financial Statements Information

For the period of time commencing on the Effective Date and continuing through the first anniversary of the Closing Date, Contributor shall, from time to time, upon reasonable advance notice from NSA, provide NSA and its representatives, agents and employees with access to all financial and other information pertaining to the period of Contributor’s ownership and operation of the Property which information is relevant and reasonably necessary, in the opinion of NSA or its outside third party accountants (the “Accountants”), to enable NSA and its Accountants to prepare financial statements in compliance with any and or all of: (a) the preparation and audit of the financial statements of NSA and its consolidated subsidiaries; (b) the requirements of the Securities and Exchange Commission (the “Commission”) and any other rule issued by the Commission and applicable to NSA; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of NSA; provided, however, that in any such event(s), NSA shall reimburse Contributor for those reasonable third party, out-of-pocket costs and expenses that Contributor incurs in order to comply with the foregoing requirement.  Contributor acknowledges and agrees that the following is a representative description of the information and documentation that NSA and the Accountants may require in order to comply with (a), (b) and (c) above.  Contributor shall provide the following information and documentation with respect to the Property, if available (capitalized terms not defined herein shall have the meanings as ascribed to such terms in the Agreement to which this Exhibit is attached):

1. Rent rolls for the calendar month in which the Closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which the Closing occurs;

2. Contributor’s written analysis of both (a) scheduled increases in base rent required under the Leases in effect on the Closing Date; and (b) rent concessions imposed by those Leases;

3. Contributor’s internally prepared operating statements;

4. Access to Lease files;

5. Most currently available real estate tax bills;

6. Access to Contributor’s cash receipt journal(s) and bank statements for the Property;

7. Contributor’s general ledger with respect to the Property, excluding Contributor’s proprietary accounts;

8. Contributor’s schedule of expense reimbursements required under the Leases in effect on the Closing Date;

K - 1

9. Schedule of those items of repairs and maintenance performed by or at the direction of the Contributor during the Contributor’s final fiscal year in which Contributor owns and operates the Property (the “Final Fiscal Year”);

10. Schedule of those capital improvements and fixed asset additions made by or at the direction of Contributor during the Final Fiscal Year;

11. Access to Contributor’s invoices with respect to expenditures made during the Final Fiscal Year; and

12. Access (during normal and customary business hours) to responsible personnel to answer accounting questions.

Nothing herein shall require Contributor to conduct its own audits or generate any requested materials that are not in its possession, custody or control.

The provisions of the foregoing information shall be for informational purposes only, shall not be deemed to be representations or warranties under this Agreement, and shall not expose Contributor to any liability on account thereof.

Upon at least ten (10) days’ prior written notice upon NSA’s request, for a period of one (1) year after Closing, Contributor shall, make Contributor’s books, records, existing supporting invoices and other existing substantiating documentation that are not deemed by Contributor to be privileged, available to NSA for inspection, copying and audit by NSA’s designated accountants, at the expense of NSA.

This obligation shall survive the Closing for a period of two (2) years and shall not be merged with any instrument of conveyance delivered at the Closing.]

K - 2

[EXHIBIT J

Form of Assignment and Assumption of Leases and Other Occupancy Agreements

Assignment and Assumption of Leases

and Other Occupancy Agreements

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (the “Assignment”) dated as of March 31, 201[  ], between [              ] (the “Assignor”), and NSA OP, LP, a Delaware limited partnership (“Assignee”).

W I T N E S S E T H

WHEREAS, pursuant to that certain Contribution Agreement dated as of [        ], among Assignor and Assignee, Assignor agreed to assign to Assignee its interest, as lessor, in, to and under all of the leases, license agreements and other occupancy agreements listed on Schedule A attached hereto and made apart hereof (collectively, the “Leases”), relating to the real property more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”), and Assignee desires to accept such assignment and assume the obligations of Assignor under the Leases to be performed on and after the date hereof, in each instance subject to the terms of the Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.              (a) Assignor hereby assigns, sets over and transfers unto Assignee all of its right, title and interest in, to and under the Leases, and (b) Assignee hereby accepts the within assignment and assumes and agrees with Assignor to perform and comply with and to be bound by all the terms, covenants, agreements, provisions and conditions of the Leases on the part of Assignor to be performed on or after the date hereof, in the same manner and with the same force and effect as if Assignee had originally executed the Leases (including, without limitation, Assignor’s obligation to return security deposits to the tenants pursuant to and in accordance with the Leases).  This Assignment is made without any recourse and without representation or warranty of any kind, express or implied (except to the extent and only for so long as any representation and warranty, if any, regarding the Leases as is set forth in the Agreement shall survive the closing of title thereunder, and subject to the limitations contained therein).

2.              This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.              Assignor hereby covenants and agrees, at no cost to Assignor, to execute and deliver such further documents as Assignee may reasonably request to evidence or confirm any of the terms of this Assignment.

4.              This Assignment shall be construed and enforced in accordance with the laws of the State of Texas, without regard to principles of conflict of law.

5.              This Assignment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

6.              This Assignment may not be altered, amended, changed, waived, terminated or modified in any respect or particular unless the same shall be in writing and signed by each of the parties hereto.

[Signature page to follow.]

IN WITNESS WHEREOF, the Assignor and Assignee have duly executed this instrument as of the first day above written.

ASSIGNOR:

[ ],
a [ ]

By:
Name:
Title:

ASSIGNEE:

NSA OP, LP

By: National Storage Affiliates Trust, its general partner

By:
Name:
Title:

Schedule A

Leases

[attach list of leases at the Property]

Exhibit A

LEGAL DESCRIPTION]

[Exhibit K

Form of General Assignment and Bill of Sale

GENERAL ASSIGNMENT AND BILL OF SALE

THIS GENERAL ASSIGNMENT AND BILL OF SALE is made this            day of                       (“Contributor”) and NSA OP, LP, a Delaware limited partnership (“NSA”).

A.                                    NSA and Contributor entered into that certain Contribution Agreement dated as of                              , 201[  ], (the “Agreement”) with respect to the contribution of the Property.  All capitalized terms used but not defined in this Assignment shall have the meanings ascribed to them in the Agreement.

B.                                    Under the Agreement, Contributor and NSA are required to execute this Assignment.

Agreement

Contributor and NSA therefore agree as follows:

1.                                      Assignment.  Contributor assigns to NSA, without warranty and to the extent assignable, Contributor’s entire interest in and to the Personal Property and the Intangibles.

2.                                      NSA’s Indemnification.  NSA hereby indemnifies and agrees to defend and hold harmless Contributor from and against any claims, demands, actions, damages, losses, expenses (including, without limitation, reasonable attorneys’ fees and disbursements) or liabilities that Contributor may incur on or after the date hereof arising out of or in connection with any term, covenant, condition or agreement related to the Personal Property or the Intangibles or this Agreement to be kept, observed or performed by NSA on or after the date hereof.

3.                                      Contributor’s Indemnification.  Contributor hereby indemnifies and agrees to defend and hold harmless NSA from and against any claims, demands, actions, damages, losses, expenses (including, without limitation, reasonable attorneys’ fees and disbursements) or liabilities that NSA may incur on or after the date hereof arising out of or in connection with any term, covenant, condition or agreement related to the Personal Property or the Intangibles or this Agreement to be kept, observed or performed by Contributor prior to the date hereof.

4.                                      Legal Fees.  If either NSA or Contributor brings a claim (subject to the limitations set forth in the Agreement) against the other, then the prevailing party in such action or dispute, whether by final judgment or out of court settlement, shall be entitled to recover from the other party all costs and expenses of suit, including actual attorneys’ fees.

5.                                      Successors.  This Assignment binds and inures to the benefit of NSA, Contributor and their respective successors and assigns.

6.                                      This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of [                          ].

7.                                      Counterparts.  This Assignment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above set forth.

CONTRIBUTOR:

[ ],
a [ ]

By:
Name:
Title:

NSA:

NSA OP, LP,
a Delaware limited partnership

By:
Name:
Title: ]